================================================================================



                                CLIFTON SAVINGS

                                 BANCORP, INC.






                                   CONVERSION

                                   VALUATION

                                   APPRAISAL





                                  JUNE 3, 2003







================================================================================

                                TABLE OF CONTENTS
                          CLIFTON SAVINGS BANCORP, INC.
                               CLIFTON, NEW JERSEY


TABLE OF CONTENTS                                                              I
--------------------------------------------------------------------------------


INTRODUCTION                                                                   1
--------------------------------------------------------------------------------


1. OVERVIEW AND FINANCIAL ANALYSIS                                             3
--------------------------------------------------------------------------------

   GENERAL OVERVIEW                                                            3
   HISTORY                                                                     4
   STRATEGIC DIRECTION                                                         5
   BALANCE SHEET TRENDS                                                        8
   LOAN PORTFOLIO                                                             11
   INVESTMENTS                                                                14
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 15
   ASSET QUALITY                                                              16
   FUNDING COMPOSITION                                                        19
   ASSET/LIABILITY MANAGEMENT                                                 21
   NET WORTH AND CAPITAL                                                      22
   INCOME AND EXPENSE TRENDS                                                  23
   LEGAL PROCEEDINGS                                                          28
   SUBSIDIARIES                                                               28

2. MARKET AREA ANALYSIS                                                       29
--------------------------------------------------------------------------------

   MARKET AREA DEMOGRAPHICS                                                   30
   MARKET AREA DEPOSIT CHARACTERISTICS                                        34

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   39
--------------------------------------------------------------------------------

   INTRODUCTION                                                               39
   SELECTION SCREENS                                                          39
   SELECTION CRITERIA                                                         40

4. MARKET VALUE DETERMINATION                                                 45
--------------------------------------------------------------------------------

   COMPARABLE GROUP ADJUSTMENTS                                               45
   BALANCE SHEET STRENGTH                                                     47
   ASSET QUALITY                                                              50

--------------------------------------------------------------------------------

   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                51
   DIVIDENDS                                                                  55
   LIQUIDITY OF THE ISSUE                                                     57
   RECENT REGULATORY MATTERS                                                  58
   MARKET FOR SEASONED THRIFT STOCKS                                          59
   ACQUISITION MARKET                                                         65
   ADJUSTMENTS TO VALUE IN RELATION TO THE COMPARABLE GROUP                   67

5. OTHER FACTORS                                                              68
--------------------------------------------------------------------------------

   MANAGEMENT                                                                 68
   MARKET AREA                                                                69
   OFFERING SIZE                                                              75
   SUBSCRIPTION INTEREST                                                      76
   ADJUSTMENTS TO VALUE IN RELATION TO OTHER FACTORS                          80

6. VALUATION                                                                  81
--------------------------------------------------------------------------------

   FULL OFFERING VALUE IN RELATION TO COMPARABLES                             82
   VALUATION CONCLUSION                                                       84











--------------------------------------------------------------------------------

                                 LIST OF FIGURES
                          CLIFTON SAVINGS BANCORP, INC.
                               CLIFTON, NEW JERSEY

FIGURE 1 - CURRENT FACILITIES LIST                                             3
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   8
FIGURE 3 - KEY BALANCE SHEET DATA                                              9
FIGURE 4 - KEY RATIOS                                                         10
FIGURE 5 - NET LOANS RECEIVABLE CHART                                         11
FIGURE 6 - LOAN MIX AS OF MARCH 31, 2003 CHART                                12
FIGURE 7 - LOAN MIX                                                           13
FIGURE 8 - SECURITIES CHART                                                   14
FIGURE 9 - INVESTMENT MIX                                                     15
FIGURE 10 - ASSET QUALITY CHART                                               16
FIGURE 11 - NON-PERFORMING LOANS                                              17
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                18
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                 19
FIGURE 14 - DEPOSIT MIX                                                       20
FIGURE 15 - NET PORTFOLIO VALUE                                               21
FIGURE 16 - CAPITAL ANALYSIS                                                  22
FIGURE 17 - NET INCOME CHART                                                  23
FIGURE 18 - AVERAGE YIELDS AND COSTS                                          24
FIGURE 19 - SPREAD AND MARGIN CHART                                           25
FIGURE 20 - INCOME STATEMENT TRENDS                                           26
FIGURE 21 - PROFITABILITY TREND CHART                                         27
FIGURE 22 - MARKET AREA MAPS                                                  29
FIGURE 23 - POPULATION DEMOGRAPHICS                                           30
FIGURE 23 - POPULATION DEMOGRAPHICS 2                                         31
FIGURE 24 - HOUSEHOLD CHARACTERISTICS                                         32
FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2                                       33
FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE                                      34
FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE                                   34
FIGURE 27 - CLIFTON AVE MARKET SHARE                                          35
FIGURE 28 - LANZA AVE MARKET SHARE                                            35
FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE                      36
FIGURE 30 - PALISADE AVE MARKET SHARE                                         36
FIGURE 31 - VALLEY ROAD MARKET SHARE                                          37
FIGURE 32 - WAYNE MARKET SHARE                                                37
FIGURE 33 - WALLINGTON AVE MARKET SHARE                                       38
FIGURE 34 - COMPARABLE GROUP                                                  40
FIGURE 35 - KEY FINANCIAL INDICATORS                                          43
FIGURE 36 - KEY BALANCE SHEET DATA                                            47
FIGURE 37 - BALANCE SHEET GROWTH DATA                                         48
FIGURE 38 - CAPITAL DATA                                                      49
FIGURE 39 - ASSET QUALITY TABLE                                               50
FIGURE 40 - NET INCOME TREND                                                  52
FIGURE 41 - PROFITABILITY DATA                                                53
FIGURE 42 - INCOME STATEMENT DATA                                             54
FIGURE 43 - DIVIDEND DATA                                                     55
FIGURE 44 - MARKET CAPITALIZATION DATA                                        57
FIGURE 45 - MARKET CAPITALIZATION DATA                                        58
FIGURE 46 - SNL THRIFT INDEX CHART                                            59

--------------------------------------------------------------------------------


FIGURE 47 - HISTORICAL SNL THRIFT INDEX                                            60
FIGURE 48 - EQUITY INDICES                                                         62
FIGURE 49 - HISTORICAL MARKET INDICES                                              63
FIGURE 50 - HISTORICAL RATES                                                       64
FIGURE 51 - DEALS FOR LAST THIRTY-THREE QUARTERS                                   65
FIGURE 52 - DEAL MULTIPLES                                                         66
FIGURE 53 - NEW JERSEY THRIFT DEALS SINCE ANNOUNCED AFTER 2000                     66
FIGURE 54 - COUNTY DEMOGRAPHIC DATA                                                69
FIGURE 55 - BRANCH PERFORMANCE                                                     70
FIGURE 56 - BRANCH PERFORMANCE BY COUNTY                                           73
FIGURE 57 - NEW JERSEY RELATIVE TO THE INDUSTRY                                    74
FIGURE 58 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION                            75
FIGURE 59 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES                        77
FIGURE 60 - AFTER MARKET PERFORMANCE                                               78
FIGURE 61 - VALUE RANGE - FULL OFFERING                                            82
FIGURE 62 - VALUE RANGE PRICING MULTIPLES                                          83
FIGURE 63 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT          83
FIGURE 64 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPERMAXIMUM      83












--------------------------------------------------------------------------------

                                LIST OF EXHIBITS
                          CLIFTON SAVINGS BANCORP, INC.
                               CLIFTON, NEW JERSEY

 Exhibit
---------

    1.  Profile of FinPro, Inc.
    2.  Statements of Financial Condition
    3.  Statements of Income
    4.  Reconciliation of the TFR Schedule SO and the Audited Income Statement
    5.  Statements of Retained Earnings
    6.  Statements of Cash Flows
    7.  Selected Financial Data
    8.  Industry Multiples
    9.  Industry Multiples by Market Capitalization
   10.  Standard Conversions 2000 to Date
   11.  Appraisal Pro Forma March 31, 2002 - Full Offering 12 Months




















--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                Page: 1 - 1
================================================================================


INTRODUCTION

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Clifton Savings Bancorp, Inc. (the "Company") in connection with the Plan of Conversion (the "Conversion") of Clifton Savings Bank, S.L.A., (the "Bank" or "Clifton Savings") from a state chartered mutual savings and loan association to a stock savings and loan association. As part of the Conversion, the Bank will become a wholly owned subsidiary of Clifton Savings Bancorp, Inc.

In compiling the pro forma financials, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

      o   100% of the stock will be offered to the public,
      o   the stock will be issued at $10.00 per share,
      o   the conversion expenses will be $2.2 million at the midpoint,
      o there will be an 8% ESOP funded internally, amortized over 20 years straight-line,
      o   there will be a 4% MRP, amortized over 5 years straight-line,
      o   the tax rate is assumed at 39.94%, and
      o the net proceeds will be invested at the three-year treasury rate of 2.08%, pre-tax.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the tax qualified Employee Plans, to Supplemental Eligible Account Holders, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the Bank's audited financial statements at or for the fiscal year ended March 31, 2003, and the Bank's operations and financials for the prior year ended March 31, 2002. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Radics & Co., LLC (the Bank's independent auditor), Keefe Bruyette & Woods, Inc. (the Bank's underwriter), and Muldoon Murphy & Faucette LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Conversion Valuation Appraisal Report                                Page: 1 - 2
================================================================================


Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS AND ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                Page: 1 - 3
================================================================================


1.   OVERVIEW AND FINANCIAL ANALYSIS

   ------------------------------------
            GENERAL OVERVIEW
   ------------------------------------

The Bank, after the Conversion, will be a state chartered stock savings and loan association. As of March 31, 2003, the Bank had $576.0 million in total assets, $497.5 million in deposits, $214.2 million in net loans and $73.0 million in equity.

The following table shows the Bank's facilities as of March 31, 2003.

                       FIGURE 1 - CURRENT FACILITIES LIST

------------------------------------------------------------------------------------
                                               NET BOOK VALUE
                                       YEAR         AS OF        SQUARE     OWNED/
LOCATION                              OPENED   MARCH 31, 2003   FOOTAGE     LEASED
------------------------------------------------------------------------------------
MAIN OFFICE:                                   (DOLLARS IN THOUSANDS)
1433 Van Houten Avenue                 1981     $      2,706     10,460    Owned

BRANCHES:

CLIFTON:
1055 Clifton Avenue                    1956              830      2,484    Owned
1 Village Square West                  1928               87      1,550    Owned
319 Lakeview Avenue                    1970               29      3,311    Owned
646 Van Houten Avenue                  1968              145      1,081    Owned
387 Valley Road                        1971                1        995   Leased (1)

GARFIELD:
253 Palisade Avenue                    1975                -        685   Leased (2)
369 Lanza Avenue                       1977            1,143      2,174    Owned

WALLINGTON:
163 Maple Avenue (3)                   2003              465        680    Owned

WAYNE:
1158 Hamburg Turnpike                  (4)                 -      1,617   Leased (5)
------------------------------------------------------------------------------------

(1) The current lease expires in 2006 with an option for an additional 5 years.
(2) This branch is currently leased on a month to month basis. Clifton Savings owns land with a book value of $344,000 for a future branch site at 247 Palisade Avenue to replace this branch.
(3) This is a temporary facility. The permanent facility is scheduled to open in the fourth quarter of 2003.
(4)   This office is scheduled to open in the third quarter of 2003.
(5) The current lease expires in 2008 with an option for an additional 5 years.














Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                Page: 1 - 4
================================================================================


   ------------------------------------
                 HISTORY
   ------------------------------------


Clifton Savings was formed as a New Jersey building and loan association in 1928 under the name Botany Building and Loan Association. Clifton Savings has changed its name several times since and has done business under the names East Clifton Building and Loan Association, East Clifton Savings and Loan Association and Clifton Savings and Loan Association and since 1989 under its current name Clifton Savings Bank, S.L.A.

The Bank operates as a community-oriented financial institution offering traditional financial services to consumers and businesses in the Bank's market area. The Bank attracts deposits from the general public and uses those funds to originate one-to-four-family, multi-family and commercial real estate, and consumer loans, which the Bank holds for investment.

Conversion Valuation Appraisal Report                                Page: 1 - 5
================================================================================


   ------------------------------------
            STRATEGIC DIRECTION
   ------------------------------------

The Bank's mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers in the Bank's market area. The Bank plans to achieve this by executing a strategy of:

     o    continuing to serve as a community-oriented financial institution;

     o    expanding the branch network into new market areas;

     o pursuing opportunities to increase multi-family and commercial real estate lending in the market area where there are many multi-family and commercial real estate properties;

     o continuing to use conservative underwriting practices to maintain the high quality of the loan portfolio;

     o managing the net interest margin and net interest spread by seeking to increase lending levels;

     o managing the investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

     o seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products and services offered to the Bank's customers.

CONTINUING TO SERVE AS A COMMUNITY-ORIENTED FINANCIAL INSTITUTION

The Bank has a long tradition of focusing on the needs of consumers in the Bank's community and being an active corporate citizen. The Bank delivers personalized service and responds with flexibility to customer needs. The Bank believes the community orientation is attractive to the Bank's customers and distinguishes the Bank from the large regional banks that operate in the Bank's market area, and the Bank intends to maintain this focus as it grows.

EXPAND THE BANK'S BRANCH NETWORK INTO NEW MARKET AREAS

In April 2003, the Bank opened a new branch in Wallington, New Jersey and the Bank expects to open a new branch in Wayne, New Jersey in the third quarter of the 2003 calendar year. The Bank intends to continue to pursue expansion in Bergen and Passaic Counties in future years and the Bank also may consider exploring expansion opportunities in Essex County and in surrounding counties.

Conversion Valuation Appraisal Report                                Page: 1 - 6
================================================================================


PURSUE OPPORTUNITIES TO INCREASE MULTI-FAMILY AND COMMERCIAL REAL ESTATE LENDING

Many multi-family and commercial properties are located in the Bank's market area and with the additional capital raised in the offering, the Bank may pursue the larger lending relationships associated with these multi-family and commercial properties, while continuing to originate any such loans in accordance with the Bank's conservative underwriting guidelines.

CONTINUE CONSERVATIVE UNDERWRITING PRACTICES AND MAINTAIN HIGH QUALITY LOAN PORTFOLIO

The Bank believes that high asset quality is a key to long-term financial success. The Bank has sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards, which the Bank believes are conservative. At March 31, 2003, the Bank's nonperforming loans (loans which are 90 or more days delinquent) were only 0.08% of the Bank's total loan portfolio and only 0.03% of the Bank's total assets. Although the Bank intends to increase the Bank's multi-family and commercial real estate lending after the conversion, the Bank intends to continue the Bank's philosophy of managing large loan exposures through the Bank's conservative approach to lending.

MANAGE NET INTEREST MARGIN AND NET INTEREST SPREAD

The Bank intends to continue to manage its interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to-four family residential mortgage loans. As a result, however, multi-family and commercial real estate loans typically have higher yields, which increase the Bank's net interest margin and net interest spread.

MANAGE INVESTMENT AND BORROWINGS PORTFOLIOS

The Bank's liquidity, income and interest rate risk are affected by the management of the Bank's investment and borrowings portfolios. After the conversion, the Bank may leverage the additional capital the Bank raises in the offering by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with the Bank's current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide the Bank with additional liquidity, enhance earnings and help to manage the Bank's interest rate risk.

Conversion Valuation Appraisal Report                                Page: 1 - 7
================================================================================


INCREASE DEPOSITS

The Bank's primary source of funds is the Bank's deposit accounts. Deposits increased $26.2 million, or 5.6%, in fiscal 2003 primarily due to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and the Bank's history of paying interest on deposit accounts since 1928. The Bank intends to continue to increase the Bank's deposits by continuing to offer exceptional customer service, as well as enhancing products and services offered to the Bank's customers.

Conversion Valuation Appraisal Report                                Page: 1 - 8
================================================================================


   ------------------------------------
            BALANCE SHEET TRENDS
   ------------------------------------

The Bank's balance sheet increased by $32.1 million, or 5.91%, from $543.9 million at March 31, 2002 to $576.1 million at March 31, 2003.

Equity has increased $5.2 million, or 7.69%, from $67.8 million at March 31, 2002 to $73.0 million at March 31, 2003. The equity to assets ratio is currently 12.68%.


                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                   [BAR GRAPH]

                  Mar-99                              $478,004
                  Mar-00                              $482,639
                  Mar-01                              $494,160
                  Mar-02                              $543,917
                  Mar-03                              $576,055


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                Page: 1 - 9
================================================================================


The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.


                                           FIGURE 3 - KEY BALANCE SHEET DATA

    ---------------------------------------------------------------------------------------------------------------
                                                                            AT MARCH 31,
                                                -------------------------------------------------------------------
                                                      2003          2002         2001          2000         1999

    FINANCIAL CONDITION DATA:                                           (DOLLARS IN THOUSANDS)
    ---------------------------------------------------------------------------------------------------------------
    Total assets                                   $ 576,055     $ 543,917    $ 494,160     $ 482,639    $ 478,004

    Loans receivable, net                            214,219       251,021      228,996       202,804      162,144

    Cash and cash equivalents and securities         347,613       280,543      253,009       267,741      304,225

    Deposits                                         497,495       471,318      426,155       420,441      419,310

    Total equity                                      73,020        67,804       63,402        58,009       54,592
    ---------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 10
================================================================================

                                             FIGURE 4 - KEY RATIOS

-------------------------------------------------------------------------------------------------------------------
                                                                      AT OR FOR THE YEAR ENDED MARCH 31,
                                                         ----------------------------------------------------------
                                                              2003        2002        2001       2000       1999
-------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS:
Return on average assets                                      0.94%       0.86%       0.91%      0.92%      0.73%
Return on average equity                                      7.41%       6.75%       7.34%      7.82%      6.21%
Interest rate spread (1)                                      2.34%       1.94%       2.05%      2.18%      1.89%
Net interest margin (2)                                       2.67%       2.41%       2.58%      2.65%      2.37%
Noninterest expense to average assets                         1.07%       1.06%       1.13%      1.10%      1.24%
Efficiency ratio (3)                                         40.33%      43.98%      43.91%     41.77%     52.51%
Average interest earning assets to average interest
bearing liabilities                                           1.12x       1.13x       1.12x      1.11x      1.11x
Average equity to average assets                             12.68%      12.67%      12.45%     11.75%     11.69%

CAPITAL RATIOS:
Tangible capital                                             12.69%      12.47%      12.83%     12.17%     11.41%
Core capital                                                 12.69%      12.47%      12.83%     12.17%     11.41%
Risk-based capital                                           40.47%      35.64%      36.82%     36.62%     37.70%

ASSET QUALITY RATIOS:
Allowance for loan losses as a percent of total gross
loans                                                         0.44%       0.37%       0.38%      0.38%      0.42%
Allowance for loan losses as a percent of
nonperforming loans                                         537.14%     186.51%     306.23%     69.35%     91.64%
Net charge-offs to average outstanding loans during
the period                                                    0.00%       0.00%       0.00%      0.00%      0.00%
Nonperforming loans as a percent of total loans               0.08%       0.20%       0.13%      0.55%      0.45%
Nonperforming assets as a percent of total assets             0.03%       0.09%       0.09%      0.23%      0.16%

OTHER DATA:
Number of:
   Real estate loans outstanding                              1,905       2,263       2,369      2,317      2,172
   Deposit accounts                                          35,171      37,005      37,190     37,274     37,553
   Full service customer service facilities                       8           8           8          8          8
-------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 11
================================================================================


   ------------------------------------
              LOAN PORTFOLIO
   ------------------------------------


The Bank's loan portfolio has decreased by $36.8 million from March 31, 2002 to March 31, 2003, and as a percent of assets, the loan portfolio has decreased from 46.15% to 37.19%.

                     FIGURE 5 - NET LOANS RECEIVABLE CHART


                                   [BAR GRAPH]

                  Mar-99                              $162,144
                  Mar-00                              $202,804
                  Mar-01                              $228,996
                  Mar-02                              $251,021
                  Mar-03                              $214,219


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 12
================================================================================


The Bank is primarily a 1-4 family mortgage lender.



                 FIGURE 6 - LOAN MIX AS OF MARCH 31, 2003 CHART





                                  [PIE CHART]





Construction                                               0.18%
Consumer                                                   2.87%
Mortgage Loans (multi-family, commerical, and other        4.70%
Mortgage Loans (one four family)                          92.95%




Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 13
================================================================================


The Bank's loan mix remains primarily real estate-oriented in its composition. Real estate loans decreased $36.7 million, or 14.91%, from March 31, 2002 to March 31, 2003, while consumer loans increased marginally during the same time period.

                                                      FIGURE 7 - LOAN MIX

------------------------------------------------------------------------------------------------------------------------------------
                                                                             AT MARCH 31,

                                        2003                2002                2001                2000                1999

                                  AMOUNT   PERCENT     AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT    PERCENT   AMOUNT    PERCENT
------------------------------------------------------------------------------------------------------------------------------------
Real estate loans:
  One-to-four family            $ 198,957   92.26%   $ 236,967   93.93%  $ 214,349   93.11%  $ 187,736   91.90%  $ 149,618   91.59%
  Multi-family and commercial      10,127    4.70%       8,753    3.47%      8,977    3.90%     10,345    5.06%      9,043    5.54%
  Construction                        382    0.18%         450    0.18%          -    0.00%        956    0.47%        200    0.12%
                                ---------------------------------------------------------------------------------------------------
      Total real estate loans     209,466   97.13%     246,170   97.58%    223,326   97.01%    199,037   97.43%    158,861   97.25%
                                ---------------------------------------------------------------------------------------------------

Consumer loans:
  Second mortgage loans             3,319    1.54%       3,828    1.52%      4,682    2.04%      3,276    1.61%      2,855    1.75%
  Passbook or certificate loans     1,188    0.55%         976    0.39%        996    0.43%      1,151    0.56%      1,027    0.63%
  Equity lines of credit            1,639    0.76%       1,256    0.50%      1,161    0.50%        783    0.38%        594    0.36%
  Other consumer loans                 35    0.02%          35    0.01%         35    0.02%         36    0.02%         13    0.01%
                                ---------------------------------------------------------------------------------------------------
      Total consumer loans          6,181    2.87%       6,095    2.42%      6,874    2.99%      5,246    2.57%      4,489    2.75%
                                ---------------------------------------------------------------------------------------------------

  Total gross loans               215,647  100.00%     252,265  100.00%    230,200  100.00%    204,283  100.00%    163,350  100.00%
                                           =======              =======             =======             =======             =======

Loans in process                      252                   80                   -                 196                 102
Deferred loan fees, net               236                  224                 319                 469                 424
Allowance for loan losses             940                  940                 885                 785                 680
                                ---------            ---------           ---------           ---------           ---------
  Total loans receivable, net   $ 214,219            $ 251,021           $ 228,996           $ 202,833           $ 162,144
------------------------------------------------------------------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 14
================================================================================


   ------------------------------------
                INVESTMENTS
   ------------------------------------


The Bank increased its portfolio from $225.2 million at March 31, 2002, to $277.3 million at March 31, 2003.

                           FIGURE 8 - SECURITIES CHART

                                   [BAR GRAPH]



                             Mar-01          Mar-02          Mar-03
                             ------          ------          ------

Securities Trading         $    998        $  1,391         $  5,275
Securities AFS             $ 22,560
Securities HTM             $186,986        $223,776         $272,062
                           --------        --------         --------
   Total                   $210,534        $225,167         $277,337
                           ========        ========         ========


Source:  Offering Prospectus
Note:  Values graphed are the fair value of investments.

Conversion Valuation Appraisal Report                               Page: 1 - 15
================================================================================


   ------------------------------------
         INVESTMENTS AND MORTGAGE-
             BACKED SECURITIES
   ------------------------------------


The following table illustrates the Bank's investment portfolio.

                                                 FIGURE 9 - INVESTMENT MIX

---------------------------------------------------------------------------------------------------------------------------
                                                                          AT MARCH 31,
                                                  2003                         2002                         2001
                                        Amortized                    Amortized                    Amortized
                                           Cost       Fair Value        Cost       Fair Value        Cost        Fair Value
---------------------------------------------------------------------------------------------------------------------------
                                                                     (DOLLARS IN THOUSANDS)
Trading account securities:
     Federal agency securities:        $        -     $        -    $        -     $        -     $      979     $      988
Securities available for sale:
     Federal agency securities:             5,000          5,011         1,000          1,014         22,002         22,062
     Freddie Mac                              246            264           354            377            479            498
                                     --------------------------------------------------------------------------------------
                                            5,246          5,275         1,354          1,391         22,481         22,560

Securities held-to-maturity:
     Federal agency securities:           120,862        123,115       110,255        109,425         80,321         80,564
     Fannie Mae                            47,290         48,846        53,861         53,879         46,567         46,970
     Freddie Mac                           57,940         59,695        53,667         53,961         48,788         49,417
     Ginnie Mae                            39,994         40,406         6,340          6,511          9,822         10,035
                                     --------------------------------------------------------------------------------------
                                          266,086        272,062       224,123        223,776        185,498        186,986

         Total                         $  271,332     $  277,337    $  225,477     $  225,167     $  208,958     $  210,534
---------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 16
================================================================================


   ------------------------------------
               ASSET QUALITY
   ------------------------------------

The Bank's level of nonperforming loans has decreased from $502 thousand at March 31, 2002 to $171 thousand at March 31, 2003. The nonperforming assets as a percentage of total assets also decreased.

                         FIGURE 10 - ASSET QUALITY CHART


                                  [BAR GRAPH]



                          Mar-99     Mar-00    Mar-01    Mar-02     Mar-03
                          ------     ------    ------    ------     ------

Nonperforming Loans        $730      $1,115     $298       $502       $171
NPAs to Pd End Assets      0.16%       0.23%    0.09%      0.09%      0.03%



Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 17
================================================================================


At March 31, 2003, the Bank's nonperforming loans to loan ratio was 0.08% and the non-performing assets to total assets ratio was 0.03%.

                                            FIGURE 11 - NON-PERFORMING LOANS

   ----------------------------------------------------------------------------------------------------------------
                                                                        YEAR ENDED MARCH 31,

                                                       2003         2002        2001         2000        1999

   Nonaccrual loans:                                                   (DOLLARS IN THOUSANDS)
   ----------------------------------------------------------------------------------------------------------------
     Real estate                                     $    175     $    504    $    289     $  1,104    $    742
                                                  -----------------------------------------------------------------
         Total                                            175          504         289        1,104         742
                                                  =================================================================

   Accruing loans past due 90 days or more:
     Consumer                                               -            -           -           28           -
                                                  -----------------------------------------------------------------
          Total                                             -            -           -           28           -
                                                  -----------------------------------------------------------------
          Total of nonaccrual and 90 days or
          more past due loans                             175          504         289        1,132         742
                                                  -----------------------------------------------------------------
   Real estate owned                                        -            -         168            -           -
                                                  -----------------------------------------------------------------
         Total nonperforming assets                  $    175     $    504    $    457     $  1,132    $    742
                                                  =================================================================
   Total nonperforming loans to total loans              0.08%        0.20%       0.13%        0.55%       0.45%
   Total nonperforming loans to total assets             0.03%        0.09%       0.06%        0.23%       0.16%
   Total nonperforming assets to total assets            0.03%        0.09%       0.09%        0.23%       0.16%
   ----------------------------------------------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 18
================================================================================


The ALLL has remained flat at $940 thousand from March 31, 2002 to March 31, 2003. The Bank's ALLL to loans ratio increased from 0.37% at March 31, 2002 to 0.44% at March 31, 2003.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART


                                   [BAR GRAPH]


                          Mar-99     Mar-00    Mar-01    Mar-02     Mar-03
                          ------     ------    ------    ------     ------

ALLL                       $680       $785      $885      $940       $940


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 19
================================================================================


   ------------------------------------
            FUNDING COMPOSITION
   ------------------------------------

Deposits have increased from $471.3 million at March 31, 2002 to $497.5 million at March 31, 2003. The Bank has no outstanding borrowings.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART



                                  [BAR GRAPH]


                          Mar-99     Mar-00    Mar-01     Mar-02     Mar-03
                          ------     ------    ------     ------     ------

Total Deposits           $419,310   $420,441  $426,155   $471,318   $497,495



Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 20
================================================================================


The Bank's deposit mix as of March 31, 2003 is heavily weighted in time deposits.

                             FIGURE 14 - DEPOSIT MIX



                                   [PIE CHART]



Non-interest bearing deposits                                    0.93%
NOW & Super NOW                                                  7.69%
Savings deposits                                                24.96%
Time deposits                                                   66.42%




Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 21
================================================================================


   ------------------------------------
        ASSET/LIABILITY MANAGEMENT
   ------------------------------------

The following chart depicts the Bank's Net Portfolio Value ("NPV") at March 31, 2003 under all rate shocks.

                                 FIGURE 15 - NET PORTFOLIO VALUE

------------------------------------------------------------------------------------------------
                                                                NET PORTFOLIO VALUE AS % OF
                                NET PORTFOLIO VALUE               PRESENT VALUE OF ASSETS
BASIS POINT ("BP")    --------------------------------------------------------------------------
CHANGE IN RATES         $ AMOUNT      $ CHANGE      % CHANGE    NPV RATIO         CHANGE (BP)
------------------------------------------------------------------------------------------------
                                      (DOLLARS IN THOUSANDS)

               300      $ 73,606      $(21,250)          -22%     12.83%                 (289)
               200        82,987       (11,869)          -13%     14.17%                 (155)
               100        90,574        (4,282)           -5%     15.19%                  (53)
                 0        94,856             -             0%     15.72%                    -
              -100        94,421          (435)            0%     15.58%                  (14)
------------------------------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 22
================================================================================


   ------------------------------------
           NET WORTH AND CAPITAL
   ------------------------------------

At March 31, 2003, the Bank had capital in excess of the minimum requirements for all capital ratios.

                            FIGURE 16 - CAPITAL ANALYSIS


    ---------------------------------------------------------------------------
                                            HISTORICAL AT MARCH 31, 2003
                                          -------------------------------------
    REGULATORY CAPITAL POSITION                                 PERCENTAGE OF
                                                AMOUNT              ASSETS
    ---------------------------------------------------------------------------
    GAAP CAPITAL                          $         73,020               12.68%

    TIER 1 (CORE) CAPITAL
    Capital Level                         $         73,002               12.69%
    Requirement                                     23,016                4.00%
    ---------------------------------------------------------------------------
    Excess                                $         49,986                8.69%

    TOTAL RISK-BASED CAPITAL
    Capital Level                         $         73,942               40.47%
    Requirement                                     14,616                8.00%
    ---------------------------------------------------------------------------
    Excess                                $         59,326               32.47%
    ---------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 23
================================================================================


   ------------------------------------
         INCOME AND EXPENSE TRENDS
   ------------------------------------

The Bank posted net income of $5.2 million for the year ended March 31, 2003, up $792 thousand from the year ended March 31, 2002. The increase was primarily attributable to higher net interest income, resulting from lower interest expense.

                          FIGURE 17 - NET INCOME CHART


                                   [BAR GRAPH]


                  Mar-99                              $3,300
                  Mar-00                              $4,399
                  Mar-01                              $4,448
                  Mar-02                              $4,429
                  Mar-03                              $5,221


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 24
================================================================================


The net interest spread and margin increased between the year ended March 31, 2002 and the year ended March 31, 2003.


                                                FIGURE 18 - AVERAGE YIELDS AND COSTS


--------------------------------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED MARCH 31,
                                   ---------------------------------------------------------------------------------------
                                                2003                          2002                        2001
                                   ---------------------------------------------------------------------------------------
                                              INTEREST                      INTEREST                    INTEREST
                                    AVERAGE      AND     YIELD/   AVERAGE      AND     YIELD/ AVERAGE      AND     YIELD/
                                    BALANCE   DIVIDENDS   COST    BALANCE   DIVIDENDS   COST  BALANCE   DIVIDENDS   COST
--------------------------------------------------------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
ASSETS:

Interest-earning assets:
   Loans receivable                $238,457    $15,952   6.69%   $239,018   $16,951    7.09%   $219,925  $16,110    7.33%
   Mortgage-backed securities       124,397      6,918   5.56%    113,648     7,293    6.42%    116,894    7,635    6.53%
   Investment securities            130,381      5,612   4.30%    107,016     5,768    5.39%    109,714    6,912    6.30%
   Other interest-earning
    assets                           45,326        771   1.70%     44,439     1,278    2.88%     26,856    1,780    6.63%
                                   ---------------------------------------------------------------------------------------
    Total interest-earning
      assets                        538,561     29,253   5.43%    504,121    31,290    6.21%    473,389   32,437    6.85%
                                               -------                      -------                      -------

Noninterest-earning assets           16,722                        13,733                        13,078
                                   --------                      --------                      --------
    Total assets                   $555,283                      $517,854                      $486,467
                                   ========                      ========                      ========
LIABILITIES AND EQUITY:
Interest-bearing liabilities:
   Demand accounts                 $ 37,269        563   1.51%   $ 33,704       620    1.84%   $ 32,544      731    2.25%
   Savings and club accounts        121,000      2,533   2.09%    102,908     2,639    2.56%     98,635    2,765    2.80%
   Certificates of deposit          322,057     11,760   3.65%    311,408    15,877    5.10%    290,771   16,741    5.76%
                                   ---------------------------------------------------------------------------------------
    Total interest-bearing
     deposits                       480,326     14,856   3.09%    448,020    19,136    4.27%    421,950   20,237    4.80%
   Noninterest-bearing
     liabilities                      4,523                         4,247                         3,945
                                   --------                      --------                      --------
    Total liabilities               484,849                       452,267                       425,895

   Equity                            70,434                        65,587                        60,572
       Total liabilities and
         equity                    $555,283                      $517,854                      $486,467
                                   ========                      ========                      ========

   Net interest income                          $14,397                      $12,154                      $12,200
                                                =======                     =======                      =======
   Interest rate spread                                  2.34%                         1.94%                        2.05%
   Net interest margin                                   2.67%                         2.41%                        2.58%
   Average interest-earning
     assets to average
     interest- bearing
     liabilities                       1.12x                         1.13x                         1.12x
--------------------------------------------------------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 25
================================================================================


The following chart illustrates that the Bank's spread and margin declined between 2000 and 2002. Between the twelve months ended March 31, 2002 and the twelve months ended March 31, 2003, spread and margin increased.

                       FIGURE 19 - SPREAD AND MARGIN CHART


                                  [LINE GRAPH]


                          Mar-99     Mar-00     Mar-01     Mar-02    Mar-03
                          ------     ------     ------     ------    ------

Margin                    2.37%      2.65%      2.58%      2.41%      2.67%
Spread                    1.89%      2.18%      2.05%      1.94%      2.34%





Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 26
================================================================================


The Bank posted net income of $5.2 million for the year ended March 31, 2003, compared with $4.4 million for the year ended March 31, 2002.


                                              FIGURE 20 - INCOME STATEMENT TRENDS


   ----------------------------------------------------------------------------------------------------------------------
                                                                               YEAR ENDED MARCH 31,
                                                        -----------------------------------------------------------------
                                                            2003          2002          2001        2000         1999

   OPERATING DATA:                                                             (DOLLARS IN THOUSANDS)
   ----------------------------------------------------------------------------------------------------------------------
   Interest Income                                       $  29,253     $  31,290     $  32,437    $  30,958   $  29,354
   Interest Expense                                         14,856        19,136        20,237       18,612      18,855
                                                        -----------------------------------------------------------------
   Net interest income                                      14,397        12,154        12,200       12,346      10,499
   Provisions for loan losses                                    -            55           100          105          90
                                                        -----------------------------------------------------------------
   Net interest income after provision for loan losses      14,397        12,099        12,100       12,241      10,409
   Noninterest income                                          296           284           360           56         181
   Noninterest expense                                       5,926         5,478         5,487        5,269       5,654
                                                        -----------------------------------------------------------------
   Earnings before income taxes                              8,767         6,905         6,973        7,028       4,936
   Total income taxes                                        3,546         2,476         2,525        2,629       1,636
                                                        -----------------------------------------------------------------
   Net earnings                                          $   5,221     $   4,429     $   4,448    $   4,399   $   3,300
   ----------------------------------------------------------------------------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 27
================================================================================


The ROAA, consistent with net income, increased from year ended March 31, 2002 to year ended March 31, 2003.

                      FIGURE 21 - PROFITABILITY TREND CHART


                                   [BAR GRAPH]


                          Mar-99     Mar-00     Mar-01     Mar-02    Mar-03
                          ------     ------     ------     ------    ------

Net Income                $3,300     $4,399     $4,448     $4,429    $5,221


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 28
================================================================================


   ------------------------------------
            LEGAL PROCEEDINGS
   ------------------------------------

Periodically, there have been various claims and lawsuits against the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that management believes would have a material adverse effect on the Bank's financial condition, results of operations or cash flows.

   ------------------------------------
               SUBSIDIARIES
   ------------------------------------

The Bank does not have any subsidiaries.

Conversion Valuation Appraisal Report                               Page: 1 - 29
================================================================================


2.   MARKET AREA ANALYSIS

The following maps delineate the market area for each of the Bank's branches based upon the geographic distribution of accounts.

                          FIGURE 22 - MARKET AREA MAPS


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 30
================================================================================


   ------------------------------------
          MARKET AREA DEMOGRAPHICS
   ------------------------------------

The following tables summarize the demographics for the Bank's markets.

                       FIGURE 23 - POPULATION DEMOGRAPHICS


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 31
================================================================================


                      FIGURE 23 - POPULATION DEMOGRAPHICS 2

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 32
================================================================================


                      FIGURE 24 - HOUSEHOLD CHARACTERISTICS

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 33
================================================================================


                     FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 34
================================================================================

   ------------------------------------
            MARKET AREA DEPOSIT
              CHARACTERISTICS
   ------------------------------------

Due to the nature of the Bank's service area, the competition was defined as all branches within the radii defined in the Market Area Demographics section.

                                      FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE

                                  1433 VAN HOUTEN: MARKET SHARE BY INSTITUTION TYPE

                               TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
--------------------------------------------------------------------------------------------------------------
Total                          $210,929    100.00%    $19,982       10.46%     $105,465        2         1.00
==============================================================================================================
Commerical Banks               $132,220     62.68%    ($8,898)      -6.31%     $132,220        1         1.25
Savings Banks                        $0      0.00%         $0        0.00%           $0        0         0.00
Thrifts                         $78,709     37.32%    $28,880       57.96%      $78,709        1         0.75
Credit Unions                        $0      0.00%         $0        0.00%           $0        0         0.00

                                     1433 VAN HOUTEN: MARKET SHARE BY INSTITUTION

                               TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
--------------------------------------------------------------------------------------------------------------
Total                          $210,929    100.00%    $19,982       10.46%     $105,465        2         1.00
==============================================================================================================
Clifton Savings Bank, S.L.A.    $78,709     37.32%    $28,880       57.96%      $78,709        1         0.75
Valley National Bank           $132,220     62.68%    ($8,898)      -6.31%     $132,220        1         1.25

Source: SNL Securities data, FinPro calculations.

                                     FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE

                                 646 VAN HOUTEN AVE: MARKET SHARE BY INSTITUTION TYPE

                               TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
--------------------------------------------------------------------------------------------------------------
Total                          $110,278    100.00%    $16,677       17.82%      $36,759        3         1.00
==============================================================================================================
Commerical Banks                $72,149     65.42%    $12,566       21.09%      $36,075        2         0.98
Savings Banks                        $0      0.00%         $0        0.00%           $0        0         0.00
Thrifts                         $38,129     34.58%     $4,111       12.08%      $38,129        1         1.04
Credit Unions                        $0      0.00%         $0        0.00%           $0        0         0.00

                                    646 VAN HOUTEN AVE: MARKET SHARE BY INSTITUTION

                               TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
--------------------------------------------------------------------------------------------------------------
Total                          $110,278    100.00%    $16,677       17.82%      $36,759        3         1.00
==============================================================================================================
Clifton Savings Bank, S.L.A.    $38,129     34.58%     $4,111       12.08%      $38,129        1         1.04
PNC Bank, NA                    $35,430     32.13%     $7,076       24.96%      $35,430        1         0.96
Valley National Bank            $36,719     33.30%     $5,490       17.58%      $36,719        1         1.00

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 35
================================================================================

                                     FIGURE 27 - CLIFTON AVE MARKET SHARE

                                 CLIFTON AVE: MARKET SHARE BY INSTITUTION TYPE

                               TOTAL       MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002           2002     1998-2002   1998-2002       2002      COUNT     INDEX
----------------------------------------------------------------------------------------------------------------
Total                          $1,057,365    100.00%   $122,025       13.05%     $132,171        8         1.00
================================================================================================================
Commerical Banks                 $546,096     51.65%    $22,808        4.36%     $109,219        5         0.83
Savings Banks                    $282,785     26.74%    $61,961       28.06%     $282,785        1         2.14
Thrifts                          $163,496     15.46%    $18,503       12.76%     $163,496        1         1.24
Credit Unions                     $64,988      6.15%    $18,753       40.56%      $64,988        1         0.49

                                   CLIFTON AVE: MARKET SHARE BY INSTITUTION

                               TOTAL       MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002           2002     1998-2002   1998-2002       2002      COUNT     INDEX
----------------------------------------------------------------------------------------------------------------
Total                          $1,057,365    100.00%   $122,025       13.05%     $132,171        8         1.00
================================================================================================================
Clifton Savings Bank, S.L.A.     $163,496     15.46%    $18,503       12.76%     $163,496        1         1.24
Fleet National Bank               $59,339      5.61%     $5,919       11.08%      $59,339        1         0.45
PNC Bank, NA                     $154,753     14.64%    $25,239       19.49%      $77,377        2         0.59
Bank of New York                  $40,141      3.80%     $3,744       10.29%      $40,141        1         0.30
Valley National Bank             $291,863     27.60%    $40,439       16.08%     $291,863        1         2.21
Hudson City Savings Bank (MHC)   $282,785     26.74%    $61,961       28.06%     $282,785        1         2.14
Wachovia Bank NA                       $0      0.00%   ($52,533)    -100.00%           $0        0         0.00
Self Reliance (NJ) FCU            $64,988      6.15%    $18,753       4.56%       $64,988        1         0.49

Source: SNL Securities data, FinPro calculations.

                                             FIGURE 28 - LANZA AVE MARKET SHARE

                                        LANZA AVE.: MARKET SHARE BY INSTITUTION TYPE


                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $447,978    100.00%    $87,931       24.42%      $74,663        6         1.00
==================================================================================================================
Commerical Banks                  $73,744     16.46%     $8,862       13.66%      $73,744        1         0.99
Savings Banks                     $99,133     22.13%    $35,096       54.81%      $99,133        1         1.33
Thrifts                          $268,063     59.84%    $43,141       19.18%      $89,354        3         1.20
Credit Unions                      $7,038      1.57%       $832       13.41%       $7,038        1         0.09

                                            LANZA AVE.: MARKET SHARE BY INSTITUTION

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $447,978    100.00%    $87,931       24.42%      $74,663        6         1.00
==================================================================================================================
Clifton Savings Bank, S.L.A.      $49,977     11.16%    $15,173       43.60%      $49,977        1         0.67
Spencer Savings Bank, SLA        $218,086     48.68%    $27,968       14.71%     $109,043        2         1.46
PNC Bank, NA                      $73,744     16.46%     $8,862       13.66%      $73,744        1         0.99
Hudson City Savings Bank (MHC)    $99,133     22.13%    $35,096       54.81%      $99,133        1         1.33
South Bergen FCU                   $7,038      1.57%       $832       13.41%       $7,038        1         0.09
Garden State Paper Emps FCU            $0      0.00%         $0        0.00%           $0        0         0.00

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 36
================================================================================

                              FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE

                           LAKEVIEW AVE AND VILLAGE SQUARE: MARKET SHARE BY INSTITUTION TYPE

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $476,177    100.00%    ($2,156)      -0.45%      $43,289       11         1.00
==================================================================================================================
Commerical Banks                 $292,257     61.38%   ($34,082)     -10.44%      $36,532        8         0.84
Savings Banks                          $0      0.00%         $0        0.00%           $0        0         0.00
Thrifts                          $183,920     38.62%    $31,926       21.00%      $61,307        3         1.42
Credit Unions                          $0      0.00%         $0        0.00%           $0        0         0.00


                            LAKEVIEW AVE AND VILLAGE SQUARE: MARKET SHARE BY INSTITUTION

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $476,177    100.00%    ($2,156)      -0.45%      $43,289       11         1.00
==================================================================================================================
Clifton Savings Bank, S.L.A.      $79,242     16.64%     $7,370       10.25%      $39,621        2         0.92
Spencer Savings Bank, SLA        $104,678     21.98%    $24,556       30.65%     $104,678        1         2.42
PNC Bank, NA                      $67,708     14.22%     $2,907        4.49%      $67,708        1         1.56
Hudson United Bank                $65,403     13.74%   ($17,754)     -21.35%      $32,702        2         0.76
Interchange Bank                       $0      0.00%         $0        0.00%           $0        0         0.00
Wachovia Bank NA                  $73,593     15.45%   ($22,543)     -23.45%      $36,797        2         0.85
Greater Community Bank            $43,509      9.14%    ($1,531)      -3.40%      $21,755        2         0.50
JPMorgan Chase Bank               $42,044      8.83%     $4,839       13.01%      $42,044        1         0.97

Source: SNL Securities data, FinPro calculations.


                                           FIGURE 30 - PALISADE AVE MARKET SHARE

                                       PALISADE AVE.: MARKET SHARE BY INSTITUTION TYPE

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $201,549    100.00%       $271        0.13%      $40,310        5         1.00
==================================================================================================================
Commerical Banks                 $110,057     54.61%     $3,408        3.20%      $36,686        3         0.91
Savings Banks                          $0      0.00%         $0        0.00%           $0        0         0.00
Thrifts                           $91,492     45.39%    ($3,137)      -3.32%      $45,746        2         1.13
Credit Unions                          $0      0.00%         $0        0.00%           $0        0         0.00

                                         PALISADE AVE.: MARKET SHARE BY INSTITUTION

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $201,549    100.00%       $271        0.13%      $40,310        5         1.00
==================================================================================================================
Clifton Savings Bank, S.L.A.      $30,166     14.97%     $2,113        7.53%      $30,166        1         0.75
Spencer Savings Bank, SLA         $61,326     30.43%    ($5,250)      -7.89%      $61,326        1         1.52
Bank of New York                  $55,990     27.78%    ($7,014)     -11.13%      $55,990        1         1.39
Interchange Bank                  $49,529     24.57%    $10,922       28.29%      $49,529        1         1.23
Wachovia Bank NA                       $0      0.00%         $0        0.00%           $0        0         0.00
Bergen Commerical Bank             $4,538      2.25%      ($500)      -9.92%       $4,538        1         0.11


Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 37
================================================================================


                                          FIGURE 31 - VALLEY ROAD MARKET SHARE

                                       VALLEY RD: MARKET SHARE BY INSTITUTION TYPE

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $33,334     100.00%     $7,584       29.45%      $33,334        1         1.00
==================================================================================================================
Commerical Banks                      $0       0.00%         $0        0.00%           $0        0         0.00
Savings Banks                         $0       0.00%         $0        0.00%           $0        0         0.00
Thrifts                          $33,334     100.00%     $7,584       29.45%      $33,334        1         1.00
Credit Unions                         $0       0.00%         $0        0.00%           $0        0         0.00

                                        VALLEY RD: MARKET SHARE BY INSTITUTION

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $33,334     100.00%     $7,584       29.45%      $33,334        1         1.00
==================================================================================================================
Clifton Savings Bank, S.L.A.     $33,334     100.00%     $7,584       29.45%      $33,334        1         1.00
Hudson United Bank                    $0       0.00%         $0        0.00%           $0        0         0.00

Source: SNL Securities data, FinPro calculations.

                                            FIGURE 32 - WAYNE MARKET SHARE

                                        WAYNE: MARKET SHARE BY INSTITUTION TYPE


                               TOTAL       MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002           2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                          $1,494,790    100.00%   $674,195       82.16%     $135,890       11         1.00
==================================================================================================================
Commerical Banks               $1,099,707     73.57%   $636,001      137.16%     $137,463        8         1.01
Savings Banks                    $158,370     10.59%    $62,304       64.86%     $158,370        1         1.17
Thrifts                          $236,713     15.84%   ($24,110)      -9.24%     $118,357        2         0.87
Credit Unions                          $0      0.00%         $0        0.00%           $0        0         0.00

                                           WAYNE: MARKET SHARE BY INSTITUTION


                               TOTAL       MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                    2002           2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                          $1,494,790    100.00%   $672,202       81.72%     $135,890       11         1.00
==================================================================================================================
Valley National Bank             $802,647     53.70%   $478,330      147.49%     $267,549        3         1.97
Columbia Bank (MHC)               $72,053      4.82%    $18,159       33.69%      $72,053        1         0.53
Fleet National Bank              $106,595      7.13%    $54,140      103.21%     $106,595        1         0.78
PNC Bank, NA                      $31,989      2.14%     $7,780       32.14%      $31,989        1         0.24
Hudson City Savings Bank (MHC)   $158,370     10.59%    $62,304       64.86%     $158,370        1         1.17
Washington Mutual Bank, FA       $164,660     11.02%   ($42,269)     -20.43%     $164,660        1         1.21
Atlantic Stewardship Bank         $50,211      3.36%    $24,692       96.76%      $50,211        1         0.37
JPMorgan Chase Bank               $71,226      4.76%    $34,020       91.44%      $71,226        1         0.52
Paragon Federal Credit Union           $0      0.00%    ($1,993)    -100.00%           $0        0         0.00
Commerce Bank North               $37,039      2.48%    $37,039        0.00%      $37,039        1         0.27

Note: The Bank's Wayne branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 38
================================================================================

                                       FIGURE 33 - WALLINGTON AVE MARKET SHARE

                                     WALLINGTON: MARKET SHARE BY INSTITUTION TYPE

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $306,236    100.00%    $38,701       14.47%      $51,039        6         1.00
==================================================================================================================
Commerical Banks                  $94,050     30.71%    ($1,145)      -1.20%      $31,350        3         0.61
Savings Banks                          $0      0.00%         $0        0.00%           $0        0         0.00
Thrifts                          $212,186     69.29%    $39,846       23.12%      $70,729        3         1.39
Credit Unions                          $0      0.00%         $0        0.00%           $0        0         0.00


                                         WALLINGTON: MARKET SHARE BY INSTITUTION

                                 TOTAL     MKT SHARE   $ GROWTH    % GROWTH     AVG BRANCH           BRANCH PER
INSTITUTION                      2002         2002     1998-2002   1998-2002       2002      COUNT     INDEX
------------------------------------------------------------------------------------------------------------------
Total                            $306,236    100.00%    $38,701       14.47%      $51,039        6         1.00
==================================================================================================================
Kearny FSB                        $57,247     18.69%     $8,301       16.96%      $57,247        1         1.12
Spencer Savings Bank, SLA        $101,970     33.30%    $15,883       18.45%     $101,970        1         2.00
Wawel SB, SLA                     $52,969     17.30%    $15,662       41.98%      $52,969        1         1.04
Bank of New York                  $81,063     26.47%    ($1,396)      -1.69%      $40,532        2         0.79
Hudson United Bank                $12,987      4.24%       $251        1.97%      $12,987        1         0.25


Note: The Bank's Wallington branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 39
================================================================================


3.   COMPARISONS WITH PUBLICLY TRADED THRIFTS

   ------------------------------------
               INTRODUCTION
   ------------------------------------

This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group was selected from a universe of 232 public thrifts as of June 3, 2003. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank to-be-issued common stock.


   ------------------------------------
              SELECTION SCREENS
   ------------------------------------

When selecting the Comparables, it was determined that the balance sheet size of the institution was of greater importance than geography.

THE SELECTION SCREENS UTILIZED TO IDENTIFY POSSIBLE COMPARABLES FROM THE LIST OF 232 PUBLIC THRIFTS AT JUNE 3, 2003 INCLUDED:


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS GRAPHIC IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 40
================================================================================


Applying these criteria against the 232 public thrifts resulted in 13 institutions. After reviewing the list, Carver Bancorp, Inc. was removed due to its unique ethnic niche and market area.

                                               FIGURE 34 - COMPARABLE GROUP


                                                                                         CORPORATE
                                                          ----------------------------------------------------------------------

                                                                                              NUMBER
                                                                                                OF        IPO        CONVERSION
 TICKER                    SHORT NAME                       EXCHANGE       CITY      STATE    OFFICES     DATE          TYPE
-------------------------------------------------------   ----------------------------------------------------------------------
                     COMPARABLE THRIFT DATA

ABBK      Abington Bancorp, Inc.                             NASDAQ      Weymouth      MA           17  06/10/1986    Standard
FSBI      Fidelity Bancorp, Inc.                             NASDAQ      Pittsburgh    PA           13  06/24/1988    Standard
FKFS      First Keystone Financial, Inc.                     NASDAQ      Media         PA            7  01/26/1995    Standard
GAF       GA Financial, Inc.                                 AMEX        Pittsburgh    PA           13  03/26/1996    Standard
HARL      Harleysville Savings Financial Corporation         NASDAQ      Harleysville  PA            5  08/04/1987    Standard
NMIL      NewMil Bancorp, Inc.                               NASDAQ      New Milford   CT           19  02/01/1986    Standard
NEPF      Northeast Pennsylvania Financial Corp.             NASDAQ      Hazleton      PA           19  04/01/1998    Standard
PBCI      Pamrapo Bancorp, Inc.                              NASDAQ      Bayonne       NJ            9  11/14/1989    Standard
THRD      TF Financial Corporation                           NASDAQ      Newtown       PA           13  07/13/1994    Standard
THTL      Thistle Group Holdings, Co.                        NASDAQ      Philadelphia  PA           13  07/14/1998  Second-Stage
WSBI      Warwick Community Bancorp, Inc.                    NASDAQ      Warwick       NY            9  12/23/1997    Standard
WRO       Woronoco Bancorp Inc.                              AMEX        Westfield     MA            9  03/19/1999    Standard
---------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------
            SELECTION CRITERIA
   ------------------------------------

Excluded from the Comparable Group were institutions that were involved in pending mergers or acquisitions. Also, institutions that completed their conversions within the last year were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

Conversion Valuation Appraisal Report                               Page: 1 - 41
================================================================================


The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

     1.   Asset size

     2.   Profitability

     3.   Capital Level

     4.   Balance Sheet Mix

     5.   Operating Strategy

     6.   Date of conversion

1. ASSET SIZE       The Comparable Group should have a similar asset size to the
Bank. The Comparable Group ranged in size from $542.7 million to $999.6 million in total assets with a median of $723.4 million. The Bank's asset size was $576.1 million as of March 31, 2003 and will be $663.4 million on a pro forma basis at the midpoint of the estimated valuation range.

2. PROFITABILITY The Comparable Group had a median ROAA of 0.71% and a median ROAE of 9.54% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.47% to a high of 1.42% while the ROAE measure ranged from a low of 6.15% to a high of 14.12%. The Bank had a ROAA of 0.94% and ROAE of 7.41% for the twelve months ended March 31, 2003.

3. CAPITAL LEVEL    The median equity to assets ratio for the Comparable Group was 8.29% with a high of 11.12% and a low of 5.94%. At March 31, 2003, the Bank had an equity to assets ratio of 12.68%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 24.18%.

4. BALANCE SHEET MIX     At March 31, 2003, the Bank had a net loan to asset
ratio of 37.19%. The median loan to asset ratio for the Comparables was 52.70%, ranging from a low of 38.31% to a high of 65.21%. On the liability side the Bank's deposit to asset ratio was 86.36% at March 31, 2003 while the Comparable median was 62.50%, ranging from 54.74% to 80.78%. Additionally, the Bank had no borrowings at March 31, 2003 and the Comparable median borrowings to assets ratio was 25.67% with a range of 8.82% to 35.42%.

5. OPERATING STRATEGY    An institution's operating characteristics are
important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

Conversion Valuation Appraisal Report                               Page: 1 - 42
================================================================================


6. DATE OF CONVERSION    Recent conversions, those completed on or after March
31, 2002, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                               Page: 1 - 43
================================================================================


All Comparable Group data presented in Figure 35 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the offering circular.

                           FIGURE 35 - KEY FINANCIAL INDICATORS

------------------------------------------ ---------------- ------------------------
                                                                COMPARABLE GROUP
                                                                 QUARTER MEDIAN
                                               THE BANK               (LTM)
------------------------------------------ ---------------- ------------------------
BALANCE SHEET DATA
------------------------------------------ ---------------- ------------------------
Gross Loans to Deposits                         43.25%                82.69%
------------------------------------------ ---------------- ------------------------
Total Net Loans to Assets                       37.19%                52.70%
------------------------------------------ ---------------- ------------------------
Deposits to Assets                              86.36%                62.50%
------------------------------------------ ---------------- ------------------------
Borrowed Funds to Assets                         0.00%                25.67%
------------------------------------------ ---------------- ------------------------
BALANCE SHEET GROWTH
------------------------------------------ ---------------- ------------------------
Asset Growth Rate                                5.91%                7.18%
------------------------------------------ ---------------- ------------------------
Loan Growth Rate                                -14.66%               1.60%
------------------------------------------ ---------------- ------------------------
Deposit Growth Rate                              5.55%                8.29%
------------------------------------------ ---------------- ------------------------
CAPITAL
------------------------------------------ ---------------- ------------------------
Equity to Assets                                12.68%                8.29%
------------------------------------------ ---------------- ------------------------
Tangible Equity to Assets                       12.68%                7.48%
------------------------------------------ ---------------- ------------------------
Intangible Assets to Equity                      0.00%                5.44%
------------------------------------------ ---------------- ------------------------
Regulatory Core Capital to Assets               12.69%                7.21%
------------------------------------------ ---------------- ------------------------
Equity + Reserves to Assets                     12.84%                8.88%
------------------------------------------ ---------------- ------------------------

Conversion Valuation Appraisal Report                               Page: 1 - 44
================================================================================


-------------------------------------------------- --------------- -----------------------
                                                                       COMPARABLE GROUP
                                                                        QUARTER MEDIAN
                                                       THE BANK             (LTM)
-------------------------------------------------- --------------- -----------------------
ASSET QUALITY
-------------------------------------------------- --------------- -----------------------
Non-Performing Loans to Loans                            0.08%               0.52%
-------------------------------------------------- --------------- -----------------------
Reserves to Non-Performing Loans                        537.14%            179.17%
-------------------------------------------------- --------------- -----------------------
Non-Performing Assets to Assets                          0.03%               0.25%
-------------------------------------------------- --------------- -----------------------
Non-Performing Assets to Equity                          0.24%               3.23%
-------------------------------------------------- --------------- -----------------------
Reserves to Net Loans                                    0.44%               0.89%
-------------------------------------------------- --------------- -----------------------
Reserves to Non-Performing Assets + 90 Days Del.        537.14%            122.73%
-------------------------------------------------- --------------- -----------------------
PROFITABILITY
-------------------------------------------------- --------------- -----------------------
Return on Average Assets                                 0.94%               0.71%
-------------------------------------------------- --------------- -----------------------
Return on Average Equity                                 7.41%               9.54%
-------------------------------------------------- --------------- -----------------------
INCOME STATEMENT
-------------------------------------------------- --------------- -----------------------
Yield on Average Earning Assets                          5.43%               6.06%
-------------------------------------------------- --------------- -----------------------
Cost of Interest Bearing Liabilities                     3.09%               3.35%
-------------------------------------------------- --------------- -----------------------
Net Interest Spread                                      2.34%               2.63%
-------------------------------------------------- --------------- -----------------------
Net Interest Margin                                      2.67%               2.86%
-------------------------------------------------- --------------- -----------------------
Noninterest Income to Average Assets                     0.05%               0.44%
-------------------------------------------------- --------------- -----------------------
Noninterest Expense to Average Assets                    1.07%               2.31%
-------------------------------------------------- --------------- -----------------------
Efficiency Ratio                                        40.33%              67.33%
-------------------------------------------------- --------------- -----------------------
Overhead Ratio                                          39.11%              59.82%
-------------------------------------------------- --------------- -----------------------

Source:  The Bank Offering Circular, FinPro calculations and SNL Securities
Note:  All of the Bank data is at or for the twelve months ended March 31, 2003.
Note:  All of the Comparable data is for the last twelve months.

Conversion Valuation Appraisal Report                               Page: 1 - 45
================================================================================


4.   MARKET VALUE DETERMINATION

   ------------------------------------
            COMPARABLE GROUP
              ADJUSTMENTS
   ------------------------------------

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

Conversion Valuation Appraisal Report                               Page: 1 - 46
================================================================================


     o    Balance Sheet Strength

     o    Asset Quality

     o    Earnings Quality, Predictability and Growth

     o    Dividends

     o    Liquidity of the Issue

     o    Recent Regulatory Matters

     o    Market for Seasoned Thrift Stocks

     o    Acquisition Market

     o    Management

     o    Market Area

     o    Offering Size

     o    Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

The Bank's value is further adjusted for other adjustments as shown in Section
5. The resultant values are then compared to recent conversions, state totals, and national totals for reasonableness and appropriateness.

After adjusting the Bank's market value in relation to the Comparable Group, consideration was given to the type of conversion the Bank is undertaking. In this particular case it was appropriate to compare and adjust the Bank's market value in relation to the performance of other fully converted institutions.

Conversion Valuation Appraisal Report                               Page: 1 - 47
================================================================================


   ------------------------------------
          BALANCE SHEET STRENGTH
   ------------------------------------

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix and intangible levels in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                                      FIGURE 36 - KEY BALANCE SHEET DATA


                                                                     KEY FINANCIAL DATA FOR THE LAST TWELVE MONTHS
                                                       ------------------------------------------------------------------

                                                            TOTAL        LOANS/       LOANS/    DEPOSITS/    BORROWINGS/

                                                           ASSETS      DEPOSITS       ASSETS       ASSETS         ASSETS

 TICKER                    SHORT NAME                       ($000)           (%)          (%)          (%)            (%)
-------------------------------------------------------------------------------------------------------------------------
                     COMPARABLE THRIFT DATA
ABBK      Abington Bancorp, Inc.                          999,580         59.07        39.27        66.49          25.60
FSBI      Fidelity Bancorp, Inc.                          629,518         78.21        46.03        58.85          30.88
FKFS      First Keystone Financial, Inc.                  542,651         84.13        53.68        63.81          25.34
GAF       GA Financial, Inc.                              867,863         85.68        53.14        62.02          25.53
HARL      Harleysville Savings Financial Corporation      659,311         77.03        44.56        57.85          35.42
NMIL      NewMil Bancorp, Inc.                            685,163         71.33        57.62        80.78           8.82
NEPF      Northeast Pennsylvania Financial Corp.          906,181         83.30        54.96        65.97          23.12
PBCI      Pamrapo Bancorp, Inc.                           604,240         82.55        63.55        76.98          13.15
THRD      TF Financial Corporation                        720,218         84.24        52.25        62.03          28.10
THTL      Thistle Group Holdings, Co.                     817,676         62.02        38.31        61.76          25.73
WSBI      Warwick Community Bancorp, Inc.                 830,754         82.83        52.16        62.97          25.82
WRO       Woronoco Bancorp Inc.                           726,537        119.13        65.21        54.74          33.74
-------------------------------------------------------------------------------------------------------------------------
          Average                                         749,141         80.79        51.73        64.52          25.10
          Median                                          723,378         82.69        52.70        62.50          25.67
          Maximum                                         999,580        119.13        65.21        80.78          35.42
          Minimum                                         542,651         59.07        38.31        54.74           8.82

TBD       Clifton Savings Bancorp, Inc.                   576,055         43.25        37.19        86.36              -

          VARIANCE TO THE COMPARABLE MEDIAN              (147,323)       (39.44)      (15.51)       23.86         (25.67)

Sources:  SNL and Offering Circular Data, FinPro Computations

     ASSET COMPOSITION - The Bank's net loan to asset ratio of 37.19% is below the Comparable Group median of 52.70%.

     FUNDING MIX - The Bank is funded through deposits, 86.36% of assets, and retained earnings, 12.68% of assets. The Comparable Group has a deposits to assets ratio of 62.50% and an equity to assets ratio of 8.29%. The Comparable Group's funding includes 25.67% of assets in borrowings.

     LIQUIDITY - The liquidity of the Bank and the Comparable Group appear similar and adequate.

Conversion Valuation Appraisal Report                               Page: 1 - 48
================================================================================


                           FIGURE 37 - BALANCE SHEET GROWTH DATA


                                                                BALANCE SHEET GROWTH AS OF THE LTM
                                                            ---------------------------------------
                                                                   ASSET        LOAN      DEPOSIT

                                                                  GROWTH      GROWTH       GROWTH

                                                                    RATE        RATE         RATE
   TICKER                      SHORT NAME                             (%)         (%)          (%)
---------------------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA
ABBK          Abington Bancorp, Inc.                               17.94        7.56        26.24
FSBI          Fidelity Bancorp, Inc.                                6.26      -11.08         8.91
FKFS          First Keystone Financial, Inc.                        7.64        8.26         7.66
GAF           GA Financial, Inc.                                   -0.31        1.64        -0.01
HARL          Harleysville Savings Financial Corporation           13.00       -2.54         7.66
NMIL          NewMil Bancorp, Inc.                                 11.65       17.07        11.74
NEPF          Northeast Pennsylvania Financial Corp.                6.37       -1.19         5.86
PBCI          Pamrapo Bancorp, Inc.                                 9.76       -1.82        10.97
THRD          TF Financial Corporation                             -0.08        1.55         3.35
THTL          Thistle Group Holdings, Co.                          10.36       11.31        11.75
WSBI          Warwick Community Bancorp, Inc.                       6.72      -15.62        21.19
WRO           Woronoco Bancorp Inc.                                 4.63        6.76         6.16
---------------------------------------------------------------------------------------------------
              Average                                               7.83        1.83        10.12
              Median                                                7.18        1.60         8.29
              Maximum                                              17.94       17.07        26.24
              Minimum                                              -0.31      -15.62        -0.01

TBD           Clifton Savings Bancorp, Inc.                         5.91      -14.66         5.55

              VARIANCE TO THE COMPARABLE MEDIAN                    -1.27      -16.26        -2.73


Sources:  SNL and Offering Circular Data, FinPro Computations

     The Bank's asset and deposit growth rates are below the Comparable Group medians. The Bank's loan portfolio declined 14.66%, while the Comparable Group had loan growth of 1.60%.

Conversion Valuation Appraisal Report                               Page: 1 - 49
================================================================================

                                              FIGURE 38 - CAPITAL DATA


                                                                        CAPITAL FOR THE LAST TWELVE MONTHS
                                                          -----------------------------------------------------------------
                                                                       TANGIBLE   INTANGIBLE  CORE CAPITAL/      EQUITY +

                                                           EQUITY/      EQUITY/      ASSETS/       TANGIBLE     RESERVES/

                                                            ASSETS  TANG ASSETS       EQUITY         ASSETS        ASSETS

   TICKER                      SHORT NAME                       (%)          (%)          (%)            (%)           (%)
---------------------------------------------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA

ABBK          Abington Bancorp, Inc.                          5.94         4.97        17.22           5.59          6.36
FSBI          Fidelity Bancorp, Inc.                          7.09         6.59         7.57           7.03          7.57
FKFS          First Keystone Financial, Inc.                  6.00         6.00            -           7.93          6.50
GAF           GA Financial, Inc.                             11.12        11.11         0.13           9.46         11.57
HARL          Harleysville Savings Financial Corporation      6.00         6.00            -           6.28          6.30
NMIL          NewMil Bancorp, Inc.                            8.03         6.82        16.15             NA          8.79
NEPF          Northeast Pennsylvania Financial Corp.          7.43         6.10        19.02             NA          8.01
PBCI          Pamrapo Bancorp, Inc.                           8.54         8.54            -           7.21          8.96
THRD          TF Financial Corporation                        8.75         8.13         7.67             NA          9.03
THTL          Thistle Group Holdings, Co.                     9.42         8.56         9.97           7.06          9.74
WSBI          Warwick Community Bancorp, Inc.                 9.33         9.05         3.30           9.18          9.93
WRO           Woronoco Bancorp Inc.                          10.42        10.19         2.47           9.45         10.85
---------------------------------------------------------------------------------------------------------------------------
              Average                                         8.17         7.67         6.96           7.69          8.63
              Median                                          8.29         7.48         5.44           7.21          8.88
              Maximum                                        11.12        11.11        19.02           9.46         11.57
              Minimum                                         5.94         4.97            -           5.59          6.30

TBD           Clifton Savings Bancorp, Inc.                  12.68        12.68            -          12.69         12.84

              VARIANCE TO THE COMPARABLE MEDIAN               4.39         5.20        -5.44           5.48          3.96


Sources:  SNL and Offering Circular Data, FinPro Computations

     CAPITALIZATION - The Comparable Group's median equity to assets ratio of 8.29% is lower than the Bank's ratio of 12.68%. The Bank's pro forma equity to assets ratio is projected to be 24.18% at the midpoint of the valuation range.

     INTANGIBLE LEVELS - One factor influencing market values is the level of intangibles that an institution carries on its books. Thrifts trade more on tangible book than on book. The Bank does not have any intangibles while the Comparable Group median intangibles to equity ratio is 5.44%.

The Bank's loan levels are very weak. Furthermore, the Bank is experiencing loan runoff. The Bank has no borrowings and more equity as a percentage of assets than the Comparable Group. The Bank's balance sheet growth rates are below the Comparable Group rates. A downward adjustment is warranted, due to the weak loan levels and low growth rates.

Conversion Valuation Appraisal Report                               Page: 1 - 50
================================================================================


   ------------------------------------
                ASSET QUALITY
   ------------------------------------

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans ("NPLs", real estate owned ("REO") and levels of allowance for loan and lease losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                                               FIGURE 39 - ASSET QUALITY TABLE


                                                                         ASSET QUALITY FOR THE LAST TWELVE MONTHS
                                                         ----------------------------------------------------------------------

                                                            NPLS/    RESERVES/      NPAS/      NPAS/   RESERVES/     RESERVES/

                                                            LOANS         NPLS     ASSETS     EQUITY       LOANS     NPAS + 90

   TICKER                       SHORT NAME                     (%)          (%)        (%)        (%)         (%)           (%)
-------------------------------------------------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA
ABBK          Abington Bancorp, Inc.                         0.56       190.63       0.22       3.70        1.07        190.63
FSBI          Fidelity Bancorp, Inc.                         1.08        95.66       0.58       8.17        1.04         50.22
FKFS          First Keystone Financial, Inc.                 1.13        82.93       0.66      11.08        0.93         75.35
GAF           GA Financial, Inc.                             0.48       179.17       0.26       2.36        0.85        172.64
HARL          Harleysville Savings Financial Corporation        -           NM          -          -        0.68        734.69
NMIL          NewMil Bancorp, Inc.                           0.11           NM       0.06       0.79        1.33        365.02
NEPF          Northeast Pennsylvania Financial Corp.         0.87       121.26       0.55       7.36        1.06        106.36
PBCI          Pamrapo Bancorp, Inc.                          0.33       203.16       0.24       2.76        0.67         97.69
THRD          TF Financial Corporation                       0.64        85.93       0.58       6.67        0.55         49.00
THTL          Thistle Group Holdings, Co.                       -           NM       0.19       2.04        0.83        105.67
WSBI          Warwick Community Bancorp, Inc.                0.55       211.43       0.42       4.49        1.16        139.10
WRO           Woronoco Bancorp Inc.                          0.16       424.97       0.10       0.98        0.66        424.97
-------------------------------------------------------------------------------------------------------------------------------
              Average                                        0.49       177.24       0.32       4.20        0.90        209.28
              Median                                         0.52       179.17       0.25       3.23        0.89        122.73
              Maximum                                        1.13       424.97       0.66      11.08        1.33        734.69
              Minimum                                           -        82.93          -          -        0.55         49.00

TBD           Clifton Savings Bancorp, Inc.                  0.08       537.14       0.03       0.24        0.44        537.14

              VARIANCE TO THE COMPARABLE MEDIAN             -0.44       357.97      -0.22      -2.99       -0.45        414.41


Sources:  SNL and Offering Circular Data, FinPro Computations

The Bank has a lower level of non-performing loans ("NPL") to total loans at 0.08% when compared to the Comparable Group median at 0.52%. The Bank had a nonperforming assets to assets ratio of 0.03%, which was lower than the Comparable median of 0.25%. The Bank's reserve level, 0.44% of total loans, is half the Comparable median of 0.89% of loans. The Bank's stronger asset quality is partially offset by the lower level of reserves. As such, a slight upward adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 51
================================================================================


   ------------------------------------
            EARNINGS QUALITY,
        PREDICTABILITY AND GROWTH
   ------------------------------------

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

     o    net interest income

     o    loan loss provision

     o    non-interest income

     o    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                               Page: 1 - 52
================================================================================


The Bank's net income for the year ended March 31, 2003 increased to $5.2 million, from $4.4 million for the year ended March 31, 2002. The increase was primarily attributable to higher net interest income, resulting from lower interest expense.

                          FIGURE 40 - NET INCOME TREND


                                   [BAR GRAPH]

                  Mar-99                              $3,300
                  Mar-00                              $4,399
                  Mar-01                              $4,448
                  Mar-02                              $4,429
                  Mar-03                              $5,221




Sources:  Offering Circular

Conversion Valuation Appraisal Report                               Page: 1 - 53
================================================================================


The return on average assets is above the Comparable Group median, but the return on average equity is below the Comparable Group median.

                                FIGURE 41 - PROFITABILITY DATA


                                                                   PROFITABILITY FOR THE LTM
                                                           -----------------------------------------

                                                                    RETURN ON             RETURN ON

                                                                   AVG ASSETS            AVG EQUITY

   TICKER                      SHORT NAME                                  (%)                  (%)
----------------------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA
ABBK          Abington Bancorp, Inc.                                     0.65                11.03
FSBI          Fidelity Bancorp, Inc.                                     0.69                10.08
FKFS          First Keystone Financial, Inc.                             0.56                 8.99
GAF           GA Financial, Inc.                                         0.82                 6.95
HARL          Harleysville Savings Financial Corporation                 0.76                12.40
NMIL          NewMil Bancorp, Inc.                                       1.08                13.05
NEPF          Northeast Pennsylvania Financial Corp.                     0.47                 6.15
PBCI          Pamrapo Bancorp, Inc.                                      1.22                14.12
THRD          TF Financial Corporation                                   0.62                 7.34
THTL          Thistle Group Holdings, Co.                                0.61                 6.27
WSBI          Warwick Community Bancorp, Inc.                            1.17                11.37
WRO           Woronoco Bancorp Inc.                                      0.73                 6.96
----------------------------------------------------------------------------------------------------
              Average                                                    0.78                 9.56
              Median                                                     0.71                 9.54
              Maximum                                                    1.22                14.12
              Minimum                                                    0.47                 6.15

TBD           Clifton Savings Bancorp, Inc.                              0.94                 7.41

              VARIANCE TO THE COMPARABLE MEDIAN                          0.23                -2.13

Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                               Page: 1 - 54
================================================================================


                                                      FIGURE 42 - INCOME STATEMENT DATA


                                                                         INCOME STATEMENT FOR THE LAT TWELVE MONTHS
                                             ---------------------------------------------------------------------------------------
                                                       YIELD ON       NET       NET  NONINTEREST  NONINTEREST

                                             AVE EARN   COST OF  INTEREST  INTEREST      INCOME/     EXPENSE/  EFFICIENCY  OVERHEAD

                                               ASSETS     FUNDS    SPREAD    MARGIN   AVG ASSETS   AVG ASSETS       RATIO     RATIO

TICKER                  SHORT NAME                 (%)       (%)       (%)       (%)          (%)          (%)         (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------
                  COMPARABLE THRIFT DATA
ABBK   Abington Bancorp, Inc.                    5.72      2.52      3.20      3.25         1.58         3.42       77.16     64.69
FSBI   Fidelity Bancorp, Inc.                    6.37      4.01      2.36      2.39         0.48         1.70       63.20     55.05
FKFS   First Keystone Financial, Inc.            6.02      3.31      2.71      2.92         0.40         2.44       77.31     73.99
GAF    GA Financial, Inc.                        6.09      3.77      2.32      2.79         0.40         1.99       64.53     59.25
HARL   Harleysville Savings Financial            5.82      4.06      1.76      1.97         0.20         1.10       52.23     47.24
         Corporation
NMIL   NewMil Bancorp, Inc.                      6.00      2.33      3.67      3.87         0.58         2.57       61.06     54.77
NEPF   Northeast Pennsylvania Financial          6.10      3.56      2.54      2.79         1.11         2.83       72.14     60.38
         Corp.
PBCI   Pamrapo Bancorp, Inc.                     6.79      3.07      3.72      4.10         0.37         2.25       52.06     47.60
THRD   TF Financial Corporation                  5.60      3.31      2.29      2.46         0.29         1.91       71.19     67.65
THTL   Thistle Group Holdings, Co.               5.95      3.40      2.55      2.77         0.47         2.17       70.12     64.63
WSBI   Warwick Community Bancorp, Inc.           6.38      3.32      3.06      3.56         0.90         2.36       54.49     42.35
WRO    Woronoco Bancorp Inc.                     6.22      3.37      2.85      3.16         0.41         2.53       74.33     70.82
------------------------------------------------------------------------------------------------------------------------------------
       Average                                   6.09      3.34      2.75      3.00         0.60         2.27       65.82     59.04
       Median                                    6.06      3.35      2.63      2.86         0.44         2.31       67.33     59.82
       Maximum                                   6.79      4.06      3.72      4.10         1.58         3.42       77.31     73.99
       Minimum                                   5.60      2.33      1.76      1.97         0.20         1.10       52.06     42.35

TBD    Clifton Savings Bancorp, Inc.             5.43      3.09      2.34      2.67         0.05         1.07       40.33     39.11

       VARIANCE TO THE COMPARABLE MEDIAN        (0.63)    (0.26)    (0.29)    (0.19)       (0.39)       (1.24)     (27.00)   (20.71)

Sources:  SNL and Offering Circular Data, FinPro Computations

Compared to the Comparable Group AVERAGE, the Bank's yield on assets was 66 basis points lower and the cost of funds was 25 basis points lower. The 33 basis point disadvantage in net interest margin is compounded by a 55 basis point disadvantage in noninterest income. However, the disadvantages in net interest margin and noninterest income are offset by the 120 basis point advantage in noninterest expense.

Taken collectively, the income of the Bank can be measured by the efficiency ratio, where the Bank has an efficiency ratio of 40.33%, while the Comparable Group has a median ratio of 67.33%.

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks can not easily replace lost spread and margin with balance sheet growth.

The Bank's earnings are dependent upon net interest income and a low expense structure. As a public company in a growth mode, the Bank's expense levels will rise. Furthermore, the Bank's improved profitability is due to a decline in cost of funds. The Bank's ability to further reduce its cost of funds is constrained by the current low level of interest rates. Based on these factors, a downward adjustment is warranted to the Bank's market value for earnings.

Conversion Valuation Appraisal Report                               Page: 1 - 55
================================================================================


   ------------------------------------
                DIVIDENDS
   ------------------------------------

Historically, banks have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there was a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Pressure on ROE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in this regard.

                                FIGURE 43 - DIVIDEND DATA

                                                                      DIVIDENDS
                                                            -----------------------------
                                                               CURRENT      LTM DIVIDEND

                                                              DIVIDEND            PAYOUT

                                                                 YIELD             RATIO

      TICKER                   SHORT NAME                           ($)               (%)
   --------------------------------------------------------------------------------------
                         COMPARABLE THRIFT DATA
   ABBK       Abington Bancorp, Inc.                              1.93             19.50
   FSBI       Fidelity Bancorp, Inc.                              2.30             27.45
   FKFS       First Keystone Financial, Inc.                      1.82             26.95
   GAF        GA Financial, Inc.                                  3.12             53.24
   HARL       Harleysville Savings Financial Corporation          2.50             29.70
   NMIL       NewMil Bancorp, Inc.                                2.65             34.09
   NEPF       Northeast Pennsylvania Financial Corp.              3.10             45.19
   PBCI       Pamrapo Bancorp, Inc.                               4.34             55.25
   THRD       TF Financial Corporation                            1.97             35.93
   THTL       Thistle Group Holdings, Co.                         2.37             37.63
   WSBI       Warwick Community Bancorp, Inc.                     2.00             18.23
   WRO        Woronoco Bancorp Inc.                               2.30             35.42
   --------------------------------------------------------------------------------------
              Average                                             2.53             34.88
              Median                                              2.34             34.76
              Maximum                                             4.34             55.25
              Minimum                                             1.82             18.23

   TBD        Clifton Savings Bancorp, Inc.                         NA                NA

              VARIANCE TO THE COMPARABLE MEDIAN                     NA                NA


Sources:  SNL Data, FinPro Computations

Conversion Valuation Appraisal Report                               Page: 1 - 56
================================================================================

All twelve Comparable institutions paid dividends. The median dividend payout ratio for the Comparable Group was 34.76%, ranging from a high of 55.25% to a low of 18.23%. The Bank on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 24.18% compared to the Comparable Group's median of 8.29%. The Bank will, therefore, be able to afford to pay dividends. As such, no adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 57
================================================================================


   ------------------------------------
          LIQUIDITY OF THE ISSUE
   ------------------------------------

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                                                 FIGURE 44 - MARKET CAPITALIZATION DATA


                                                                              MARKET DATA AS OF THE MOST RECENT QUARTER
                                                          --------------------------------------------------------------------------
                                                                 MRQ          MRQ         MRQ       MRQ  MRQ PUBLICLY   MRQ TANGIBLE

                                                              MARKET        PRICE       PRICE     PRICE      REPORTED   PUBLICLY REP

                                                               VALUE    PER SHARE        HIGH       LOW    BOOK VALUE     BOOK VALUE

   TICKER                       SHORT NAME                        ($)          ($)         ($)       ($)           ($)           ($)
------------------------------------------------------------------------------------------------------------------------------------
                          COMPARABLE THRIFT DATA

ABBK          Abington Bancorp, Inc.                           86.46        22.85       23.58     17.75         15.70          13.00
FSBI          Fidelity Bancorp, Inc.                           55.41        20.89       21.19     17.32         16.70          15.44
FKFS          First Keystone Financial, Inc.                   43.69        22.00       23.74     19.07         16.40          16.40
GAF           GA Financial, Inc.                              129.29        25.63       26.99     24.95         19.36          19.34
HARL          Harleysville Savings Financial Corporation       58.37        25.63       26.65     24.00         17.38          17.38
NMIL          NewMil Bancorp, Inc.                             95.78        22.65       23.46     22.25         13.01          10.91
NEPF          Northeast Pennsylvania Financial Corp.           64.74        15.50       17.42     15.30         16.12          13.05
PBCI          Pamrapo Bancorp, Inc.                            94.79        18.42       19.00     16.50         10.02          10.02
THRD          TF Financial Corporation                         83.66        30.52       31.20     23.90         25.19          23.26
THTL          Thistle Group Holdings, Co.                      79.68        15.22       15.75     13.50         14.62          13.16
WSBI          Warwick Community Bancorp, Inc.                 138.80        30.00       30.75     29.35         16.67          16.12
WRO           Woronoco Bancorp Inc.                            97.14        26.90       27.50     21.00         20.91          20.39
------------------------------------------------------------------------------------------------------------------------------------
              Average                                          85.65        23.02       23.94     20.41         16.84          15.71
              Median                                           85.06        22.75       23.66     20.04         16.54          15.78
              Maximum                                         138.80        30.52       31.20     29.35         25.19          23.26
              Minimum                                          43.69        15.22       15.75     13.50         10.02          10.02

TBD           Clifton Savings Bancorp, Inc.                   101.85           NA          NA        NA            NA             NA

              VARIANCE TO THE COMPARABLE MEDIAN                   NA           NA          NA        NA            NA             NA


Sources:  SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $43.69 million to a high of $138.80 million with a median market capitalization of $85.06 million. The Bank expects to have $101.85 million of market capital at the midpoint on a pro forma basis. Additionally, the Bank will trade on NASDAQ.

As both the Comparables and the Bank are expected to have similar levels of market capital and trade on a major exchange. No adjustment for this factor is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 58
================================================================================


   ------------------------------------
         RECENT REGULATORY MATTERS
   ------------------------------------

Regulatory matters influence the market for thrift conversions. Recently, the OTS has issued revised rules on conversions. The major emphasis of the revised rules is to make MHCs more attractive.

To that end, the OTS has the following significant advantage over the other regulatory agencies:

     >> The OTS allows for dividend waivers without any dilution to the minority shareholders.

In addition, the OTS relaxed its repurchase restrictions after the first year, and allows for additional benefits to insiders when the minority issuance is less than 49.00%. Offsetting these factors is the OTS prohibition of mergers within three years of conversion.

The restriction on repurchases will negatively impact the Bank's trading relative to the Comparables, many of which have utilized repurchases as illustrated below.

                                         FIGURE 45 - MARKET CAPITALIZATION DATA


                                                  SHARES REPURCHASED      SHARES REPURCHASED      SHARES REPURCHASED

                                                           MSTRCTQTR                     LTM                  2002 Y

COMPANY NAME                                                (SHARES)                (SHARES)                (SHARES)
--------------------------------------------------------------------------------------------------------------------
Abington Bancorp, Inc.                                            NA                      NA                       -
Fidelity Bancorp, Inc.                                            NA                      NA                  16,500
First Keystone Financial, Inc.                                53,994                 121,247                  61,109
GA Financial, Inc.                                                NA                      NA                      NA
Harleysville Savings Financial Corporation                     6,200                      NA                      NA
NewMil Bancorp, Inc.                                              NA                      NA                 226,250
Northeast Pennsylvania Financial Corp.                            NA                      NA                 812,903
Pamrapo Bancorp, Inc.                                              -                     600                  20,600
TF Financial Corporation                                           -                   4,694                  16,894
Thistle Group Holdings, Co.                                        -                      NA               1,400,000
Warwick Community Bancorp, Inc.                             189, 367                 347,102                 163,235
Woronoco Bancorp Inc.                                         40,891                      NA                      NA


As such, a slight downward adjustment for this factor is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 59
================================================================================


   ------------------------------------
        MARKET FOR SEASONED THRIFT
                 STOCKS
   ------------------------------------

Trading multiples for all public thrifts as of June 3, 2003 are provided in
Exhibit 8. A common measure utilized as a proxy for the performance of the thrift industry is the SNL Thrift Index graphically shown below and tabularly shown on the following page:

                       FIGURE 46 - SNL THRIFT INDEX CHART

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 60
================================================================================


                     FIGURE 47 - HISTORICAL SNL THRIFT INDEX

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 61
================================================================================






Source:  SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 62
================================================================================


                           FIGURE 48 - EQUITY INDICES

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source:  SNL Securities

As the preceding figures demonstrate, the SNL Thrift Index materially diverged from the S&P 500 and DJIA during the late 1998 to early 2000 period, reflecting the investment community's apparent disfavor with thrift stocks during that time period. However, during 2000, 2001 and 2002, the SNL thrift index substantially outperformed the S&P and DJIA.

Conversion Valuation Appraisal Report                               Page: 1 - 63
================================================================================


                      FIGURE 49 - HISTORICAL MARKET INDICES


               ---------------------------------------------------
                   DATE          SNL         S&P         DJIA
               ---------------------------------------------------
                  06/30/94       269.6       444.3      3,625.0
                  12/30/94       244.7       459.3      3,834.4
                  06/30/95       313.5       544.8      4,556.1
                  12/29/95       376.5       615.9      5,117.1
                  06/28/96       387.2       670.6      5,654.6
                  12/31/96       483.6       740.7      6,448.3
                  06/30/97       624.5       885.2      7,672.8
                  12/30/97       814.1       970.4      7,908.3
                  06/30/98       833.5     1,133.8      8,952.0
                  12/31/98       705.9     1,229.2      9,181.4
                  06/30/99       695.6     1,372.7     10,970.8
                  12/31/99       562.4     1,469.3     11,497.1
                  06/30/00       571.7     1,457.0     10,614.1
                  12/31/00       874.3     1,320.0     10,788.0
                  06/30/01       964.5     1,224.4     10,502.4
                  12/31/01       918.2     1,137.1      9,894.8
                  06/28/02     1,123.0       989.8      9,243.3
                  12/31/02     1,079.9       879.4      8,341.6
                  06/03/03     1,262.0       971.6      8,923.0
               ---------------------------------------------------

     Source: SNL Securities

As Figures 46, 47, 48 and 49 illustrate, the performance of the SNL index was robust through 1994, 1995, 1996, 1997 and the first half of 1998. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. In August and October 1998, the indices experienced a dramatic drop in value. In 2001, the SNL Thrift Index rebounded due to the rapidly decreasing rate environment. The S&P 500 Index and the Dow Jones Industrial Average lost 22.66% and 15.70%, respectively, during 2002, however the SNL Thrift Index increased 17.61% over the same time period. During this timeframe, investor preference shifted from a growth to a value orientation. During 2003, the SNL Thrift Index continues to outperform, however, the gap has narrowed.

Conversion Valuation Appraisal Report                               Page: 1 - 64
================================================================================


                          FIGURE 50 - HISTORICAL RATES

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  Federal Reserve Bank of New York

As Figures 48 and 50 demonstrate, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL Thrift Index. Likewise the drop in interest rates during 2001, lead to rising thrift values while the broader market declined. Rates are at the low point in the cycle however, and the economic news continues to be schizophrenic. No adjustment for this measure is warranted as the Comparables and the Bank will both be affected by the changes in the market for thrift stocks.

Conversion Valuation Appraisal Report                               Page: 1 - 65
================================================================================


   ------------------------------------
             ACQUISITION MARKET
   ------------------------------------

The following chart illustrates that acquisitions have dwindled. Lower acquisition pricing multiples reduced the incentive for potential targets to sell during 2000 and 2001. The pool of potential targets has declined since the mid-1990's.

                FIGURE 51 - DEALS FOR LAST THIRTY-THREE QUARTERS

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source:  SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 66
================================================================================


In general, deal multiples have declined between 1999 and 2000. However, multiples have trended upward during 2001 and 2002.


                                      FIGURE 52 - DEAL MULTIPLES

-------------------------------------------------------------------------------------------------------
MEDIAN PRICE TO LTM EARNINGS                 1999        2000         2001        2002      2003 YTD
Thrifts - Nationwide                         24.0        20.0         28.0        25.9        19.4
Thrifts - Mid Atlantic                       27.6        27.5         26.8        52.4         NM
Thrifts - Deal Values $100 - $500 Million    24.0        16.0         17.7        19.1        13.1

AVERAGE PRICE TO BOOK                        1999        2000         2001        2002      2003 YTD
Thrifts - Nationwide                         185.3       142.5       160.8        161.8       168.2
Thrifts - Mid Atlantic                       166.3       140.7       174.2        184.9       142.8
Thrifts - Deal Values $100 - $500 Million    294.1       155.6       178.3        225.4       201.1

AVERAGE PRICE TO TANGIBLE BOOK               1999        2000         2001        2002      2003 YTD
Thrifts - Nationwide                         191.5       148.8       166.2        169.4       177.6
Thrifts - Mid Atlantic                       179.1       152.5       194.1        199.4       142.8
Thrifts - Deal Values $100 - $500 Million    314.9       162.0       188.0        236.0       224.9

MEDIAN CORE DEPOSIT PREMIUM                  1999        2000         2001        2002      2003 YTD
Thrifts - Nationwide                         11.4         7.5         7.0          8.6        10.3
Thrifts - Mid Atlantic                       11.5         7.4         6.8         11.4         6.6
Thrifts - Deal Values $100 - $500 Million    32.0         8.9         11.5        19.4        12.5
-------------------------------------------------------------------------------------------------------

Source:  SNL Securities

Five thrift acquisitions have occurred in New Jersey since January 1, 2001. One of the deals was a mutual merger and three were "remutualizations".

                                     FIGURE 53 -NEW JERSEY THRIFT DEALS SINCE ANNOUNCED AFTER 2000


                                                                                       PRICE/LTM     PRICE/     PRICE/  FRANCH PREM/
                                                                          DEAL VALUE         EPS       BOOK  TANG BOOK CORE DEPOSITS
                                                      TARGET               ANNOUNCED   ANNOUNCED  ANNOUNCED  ANNOUNCED     ANNOUNCED
BUYER NAME             TARGET NAME                     STATE   ANNOUNCED        ($M)         (X)        (%)         (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------
Kearny, MHC            Pulaski Bancorp, Inc. (MHC)       NJ      1/10/02        27.5         NM    253. 27      253.27        23.60
Kearny, MHC            West Essex Bancorp Inc., (MHC)    NJ      9/11/02        72.2      52.39     334.60      356.71        60.83
NSB Holding Corp.      Liberty Bancorp, Inc. (MHC)       NJ      5/16/02        34.6         NM     276.62      276.62        25.15
Oritani Financial
    Corp., MHC         Hamilton Bancorp, MHC             NJ     10/18/01          NA         NA         NA          NA           NA
Pacific Mutual
    Holding Company    College Savings Bank              NJ     10/17/01          NA         NA         NA          NA           NA


The OTS is currently enforcing the three-year prohibition on mergers following a mutual-to-stock conversion. Although the Comparable Group has been screened in an attempt to eliminate stocks with speculation included in their pricing, some level of speculation remains in these companies due to the high level of consolidation that has occurred historically in the industry. As such, a slight downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 67
================================================================================


   ------------------------------------
         ADJUSTMENTS TO VALUE IN
       RELATION TO THE COMPARABLE
                   GROUP
   ------------------------------------

Overall, FinPro believes that the Bank pro forma market value should be discounted relative to the Comparable Group, reflecting the following adjustments.

Key Valuation Parameters                               Valuation Adjustment
--------------------------------------------------------------------------------

Balance Sheet Strength                                 Downward

Asset Quality                                          Slight Upward

Earnings Quality, Predictability and Growth            Downward

Dividends                                              No Adjustment

Liquidity of the Issue                                 No Adjustment

Recent Regulatory Matters                              Slight Downward

Market for Seasoned Thrift Stocks                      No Adjustment

Acquisition Market                                     Slight Downward

Conversion Valuation Appraisal Report                               Page: 1 - 68
================================================================================


5.   OTHER FACTORS

   ------------------------------------
               MANAGEMENT
   ------------------------------------

The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 69
================================================================================


   ------------------------------------
               MARKET AREA
   ------------------------------------

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations. Furthermore, many investors like to invest in organizations that can be easily followed through the local newspapers and "word-of-mouth", and the sophistication and financial resources vary from state to state.

Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic data for the county serviced by the Bank, to the county data of the Comparable Group members.

                       FIGURE 54 - COUNTY DEMOGRAPHIC DATA

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  SNL Securities, FinPro calculations

Passaic County's population has grown faster than the Comparable Group's markets, but has a lower level of income than the Comparable Group's markets. Bergen County's population has grown faster than the Comparable Group's markets and has a higher level of income than the Comparable Group's markets.

Conversion Valuation Appraisal Report                               Page: 1 - 70
================================================================================


The following figure displays the recent performance of each of the Bank's and the Comparable Group's branches.

                         FIGURE 55 - BRANCH PERFORMANCE


1 IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source:  SNL Securities, FinPro calculations

Conversion Valuation Appraisal Report                               Page: 1 - 71
================================================================================

Conversion Valuation Appraisal Report                               Page: 1 - 72
================================================================================

Conversion Valuation Appraisal Report                               Page: 1 - 73
================================================================================


The following figure displays branch performances on a county level.

                    FIGURE 56 - BRANCH PERFORMANCE BY COUNTY

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  SNL Securities, FinPro calculations

The Bank has a larger average branch size than the Comparable Group, $52.8 million versus $29.0 million.

Conversion Valuation Appraisal Report                               Page: 1 - 74
================================================================================


The following figure illustrates that, according to the New Jersey and the national medians, fully converted New Jersey thrifts trade at a premium on a book basis and in-line with the national median price to LTM earnings.


                                           FIGURE 57 - NEW JERSEY RELATIVE TO THE INDUSTRY

                                                               ---------------------------------------------------------------------
                                                                                    Current Price in Relation to
                                                               ---------------------------------------------------------------------
                                              Current   Current                                     LTM           Tangible
                                                Stock    Market                  Core     LTM      Core     Book      Book
                                                Price     Value    Earnings       EPS     EPS       EPS    Value     Value   Assests
Ticker  Short Name                                ($)      ($M)         (x)       (x)      (x)      (x)      (%)       (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------
        New Jersey
FMCO    FMS Financial Corporation              18.38     118.91       16.41    15.84    15.45    15.19   200.87     205.36     10.18
OCFC    OceanFirst Financial Corp.             24.24     333.45       15.15    15.95    16.05    16.27   246.59     249.38     19.14
PBCI    Pamrapo Bancorp, Inc.                  18.42      94.79       12.79    12.79    13.35    13.95   183.83     183.83     15.69
PFSB    PennFed Financial Services, Inc.       28.21     196.40       14.69    14.69    14.18    14.18   162.50     167.62     10.76
PFS     Provident Financial Services, Inc.     18.80   1,156.92          NA       NA       NA       NA   127.98         NA     28.30

        New Jersey Fully Converted Average               380.09       14.76    14.82    14.76    14.90   184.35     201.55     16.81
        New Jersey Fully Converted Median                196.40       14.92    15.27    14.82    14.69   183.83     194.60     15.69

        All Fully Converted Average                      532.64       16.12    17.18    16.51    18.27   139.68     151.68     13.30
        All Fully Converted Median                        64.28       13.47    14.28    14.17    14.38   129.12     136.19     12.72


Source:  SNL Securities, FinPro calculations

Based on the higher trading multiples of New Jersey standard conversions relative to the national levels and based upon the strength of the Bank's markets, an upward adjustment is warranted for the market area.

Conversion Valuation Appraisal Report                               Page: 1 - 75
================================================================================


   ------------------------------------
              OFFERING SIZE
   ------------------------------------

The amount of market capitalization affects the pricing of an institution as small cap companies suffer from weak liquidity, limited research and press coverage, limited resources and the lack of economies of scale. The following figure illustrates that there is a clear correlation between the amounts of market capitalization and the price to book and price to tangible book multiples.


                                   FIGURE 58 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION

                         ---------------------------------------------------------------------------
                                              Current Price in Relation to
                         ---------------------------------------------------------------------------
                  Current                                                                            Current           LTM
                   Market              Price/             Price/TM      Book      Book   Tangible   Dividend      Dividend
                    Value  Earnings  Core EPS   LTM EPS   CORE EPS     Value     Value     Assets      Yield  Payout Ratio
     Count           ($M)       (x)       (x)       (x)        (x)       (x)       (%)        (%)        (%)           (%)
----------------------------------------------------------------------------------------------------------------------------
    36.00            <25     15.28      15.35     16.24     15.78    107.73    113.20       11.32      2.62         41.43
    46.00     >=25 - <50     14.45      15.32     14.61     16.49    113.35    116.94       11.61      2.19         30.27
    50.00    >=50 - <150     13.65      14.28     14.40     14.61    129.74    135.85       12.91      2.12         29.17
    57.00          > 155     11.87      12.84     12.64     13.11    162.50    183.88       15.08      1.94         23.86


Source:  SNL Securities, FinPro calculations

The Bank is expected to have market capitalization of $101.9 million, which is above the Comparable median of $90.6 million. As such, both the Bank and the Comparable Group would be in the same size range. Therefore, no adjustment is warranted for offering size.

Conversion Valuation Appraisal Report                               Page: 1 - 76
================================================================================


   ------------------------------------
           SUBSCRIPTION INTEREST
   ------------------------------------

The appreciation of both thrift stocks and the U.S. equity market in general, through the first half of 1998, shifted a significant level of attention to the market for initial public offerings ("IPO's"). Thrift IPO's received a greater amount of attention due to the price "pops" of standard conversions. With the market downturn of latter 1998, the number of thrift conversions and subsequent interest in thrift conversions declined through 2000.

This drop in interest created a corresponding drop in conversion pricing in order to entice interest in the thrift IPO's. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 saw a continuation of this trend, with the median IPO pricing at 71.1%, 71.4%, 73.0%, and 77.2% of book value for the first, second, third, and fourth quarters of 1997, respectively. Pricing peaked during 1998 with 78.4%, 76.0%, 77.8%, and 63.4% of book value in the first, second, third, and fourth quarters of that year, respectively. The pro forma price to book multiples started to decline during 1999 and the first, second, and fourth quarters of 1999 were 69.58%, 62.45%, and 56.46%, respectively (there were no institutions that began trading in the third quarter). Pricing multiples also fell through the second quarter in 2000. Multiple began to rise in the third quarter of 2000 and continued to rise through 2002. As the median pro forma price to book multiples for the first, second, third and fourth quarters of 2002 were 62.46%, 66.30%, 71.22% and 72.04%, respectively. The multiples for 2003 were off slightly, however, there have been only three completed standard conversions.

Conversion Valuation Appraisal Report                               Page: 1 - 77
================================================================================


           FIGURE 59 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                               Page: 1 - 78
================================================================================


Despite the rise in multiples between 2000 and 2002, the first day pop rose over that time period.

                      FIGURE 60 - AFTER MARKET PERFORMANCE

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.



Source:  SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                               Page: 1 - 79
================================================================================


As the after-market for conversions has been solid, a slight upward adjustment for subscription interest is warranted at this time.

Conversion Valuation Appraisal Report                               Page: 1 - 80
================================================================================


   ------------------------------------
          ADJUSTMENTS TO VALUE IN
         RELATION TO OTHER FACTORS
   ------------------------------------


Key Valuation Parameters                    Valuation Adjustment
--------------------------------------------------------------------------------

Management                                  No Adjustment

Market Area                                 Upward

Offering Size                               No Adjustment

Subscription Interest                       Slight Upward

Conversion Valuation Appraisal Report                               Page: 1 - 81
================================================================================


6.   VALUATION

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

          Price to core earnings ("P/E")

          Price to tangible book value ("P/TB")

          Price to book value ("P/B")

          Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 11.

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group, all New Jersey public thrifts, all publicly traded thrifts and the recent (2000 to date) standard conversions were assessed.

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B approach had gained in importance and is utilized frequently as the benchmark for market value. It is interesting to note that the P/B approach is more of a benchmark than a reliable valuation technique. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Most recently, the P/E approach has regained favor among investors.

As such, in estimating the market value for the Bank, equal emphasis was placed on the P/TB approach and the P/E approach. The P/B was given much less weight and the P/A ratio was not given much weight at all.

In terms of the market multiples, most weight was given to the Comparable Group. The second highest weight was afforded to the pricing of recent standard conversions. Less weight was ascribed to all public thrifts and all New Jersey thrifts. The multiples for the Comparable Group, all publicly traded thrifts, and New Jersey publicly traded thrifts are shown in Exhibit 8.

Conversion Valuation Appraisal Report                               Page: 1 - 82
================================================================================


   ------------------------------------
          FULL OFFERING VALUE IN
         RELATION TO COMPARABLES
   ------------------------------------

Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $101,850,000. Based upon a range below and above the midpoint value, the relative values are $86,572,500 at the minimum and $117,127,500 at the maximum, respectively. At the supermaximum of the estimated value range, the offering value would be $134,696,630.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                          FIGURE 61 - VALUE RANGE - FULL OFFERING


Conclusion                         Total Shares Shares    Price Per Share      Total Value
----------                         -------------------    ---------------      -----------

Appraised Value - Midpoint              10,185,000          $     10.00      $   101,850,000

Range:
 - Minimum                               8,657,250                10.00           86,572,500
 - Maximum                              11,712,750                10.00          117,127,500
 - Super Maximum                        13,469,663                10.00          134,696,630

Source:  FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report                               Page: 1 - 83
================================================================================


This equates to the following multiples:

                                                      FIGURE 62 - VALUE RANGE PRICING MULTIPLES

                                   ------------------ -------------------------- ------------------------ -----------------------
                                         Bank                 Comparables                State                     National
                                   ------------------ -------------------------- ------------------------ -----------------------
                                                        Mean            Median     Mean         Median        Mean        Median
                                                        ----            ------     ----         ------        ----        ------
                                     Min      14.49       17.20          16.75     14.90         14.69       18.27         14.38
PRICE-CORE EARNINGS RATIO P/E        Mid      16.95
                                     Max      19.23
                                    Smax      21.74

                                     Min     58.86%     147.28%        139.85%   184.35%       183.83%     139.68%       129.12%
PRICE-TO-BOOK RATIO P/B              Mid     63.49%
                                     Max     67.48%
                                    Smax     71.33%

                                     Min     58.86%     157.31%        141.39%   201.55%       194.60%     151.68%       136.19%
PRICE-TO-TANGIBLE BOOK RATIO P/TB    Mid     63.49%
                                     Max     67.48%
                                    Smax     71.33%

                                     Min     13.32%      12.19%         12.50%    16.81%        15.69%      13.30%        12.72%
PRICE-TO-ASSETS RATIO P/A            Mid     15.35%
                                     Max     17.31%
                                    Smax     19.47%


Source:  FinPro Inc. Pro Forma Model

                             FIGURE 63 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                             ----------------------------------------------------------------------------
                                                                           Price Relative to
                                             ---------------- ------------------ ----------- --------------- ------------
                                                 Earnings      Core Earnings         Book     Tangible Book      Assets
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
The Bank (at midpoint) Full Conversion               16.95              16.95       63.49%           63.49%      15.35%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
Comparable Group Median                              15.25              16.75      139.85%          141.39%      12.50%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
(Discount) Premium                                  11.15%              1.22%      -54.60%          -55.09%      22.80%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------

Source:  FinPro Calculations

As Figure 63 demonstrates, at the midpoint of the estimated valuation range the Bank is priced in-line with the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 55.09% discount.

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                             FIGURE 64 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPERMAXIMUM

                                             ----------------------------------------------------------------------------
                                                                           Price Relative to
                                             ---------------- ------------------ ----------- --------------- ------------
                                                 Earnings      Core Earnings         Book     Tangible Book      Assets
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
The Bank (at the supemax) Full Conversion            21.74              21.74       71.33%           71.33%      19.47%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
Comparable Group Median                              15.25              16.75      139.85%          141.39%      12.50%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------
(Discount) Premium                                  42.56%             29.83%      -48.99%          -49.55%      55.76%
-------------------------------------------- ---------------- ------------------ ----------- --------------- ------------

Source:  FinPro Calculations

As Figure 64 demonstrates, at the supermaximum of the estimated valuation range the Bank is priced at a 29.83% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 49.55% discount.

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Conversion Valuation Appraisal Report                               Page: 1 - 84
================================================================================


   ------------------------------------
            VALUATION CONCLUSION
   ------------------------------------

It is, therefore, our opinion that as of June 11, 2003, the estimated pro forma market value of the Bank, in a full offering, is $101,850,000 at the midpoint of a range, with a minimum of $86,572,500 to a maximum of $117,127,500 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or supermaximum value, in a full offering is $134,696,630. The stock will be issued at $10.00 per share.

Pro forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, and New Jersey public thrifts are shown in Exhibit 11.

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
------------------------------------------------------------------------------------------------------------------------
                                                       EXHIBIT 1

                                                    ABOUT THE FIRM
------------------------------------------------------------------------------------------------------------------------

FinPro, Inc. was established in 1987 as a full service           LISTING OF SERVICES
investment banking and management consulting firm
specializing in providing advisory services to the Financial     FinPro offers a full array of products and services
Institutions Industry. FinPro has performed work for the         including:
Federal Bankruptcy Court, Federal Deposit Insurance
Corporation, Office of Thrift Supervision and the Resolution
Trust Corporation. FinPro is recognized as an expert in          Asset/Liability Management
banking and in loan analysis by the Federal Bankruptcy
Court.                                                           Capital Markets

FinPro is independently owned, not associated or affiliated        Corporate Finance
with any transaction oriented firm. This provides FinPro           Deposit Studies and Valuations
with an unbiased platform from which to make analytical            Mergers and Acquisitions
recommendations. FinPro believes that a client deserves to
be told of all the alternatives, along with their associated     Compliance
benefits and downsides and that a decision should be made on
its merits. This uniquely positions FinPro as an objective         Compliance Reviews
third party willing to suggest the unpopular strategies,
unlike its competitors who rely on a transaction to get          CRA Analysis and Improvement
paid.
                                                                 Financial
FinPro is headquartered in Liberty Corner, New Jersey and
has a branch office in Buffalo, New York.                          Balance Sheet Restructuring
                                                                   Earnings Improvement Studies
FinPro principals are frequent speakers and presenters at
financial institution trade association functions. In            Loan Review
addition, FinPro has taught strategic planning to examiners
from the FDIC, OTS and the New Jersey State Department of        Market Feasibility Studies
Banking and Insurance.
                                                                   Market Studies and Market Area Evaluations
FinPro maintains a library of databases encompassing bank          Site Studies
and thrift capital markets data, census data, branch deposit       Branch Applications
data, national peer data, market research data along with
many other related topics. As such, FinPro can provide           Market Research
quick, current and precise analytical assessments based on
timely data. In addition, FinPro's geographic mapping              Branch Acquisitions, Sales, Consolidations, Swaps and
capabilities give it a unique capability to thematically           Applications
illustrate multiple issues and to provide targeted marketing       Branch and Product Profitability
opportunities to its clients.                                      Branch Network Evaluations
                                                                   Competitive Analysis and Positioning
FinPro has also designed and built PC-based software               Customer Segmentation and Profiling
programs to utilize as tools in its work. Examples include:
                                                                 Operations
o    A proprietary software program (LaRS(R)) to perform
     loan review analytics.                                        Financial Reporting
o    A duration based asset/liability model.                       Operational and Systems Consulting
o    A five year strategic planning, three year business
     planning, and one year budgetary model that completely      Planning
     simulates an entire institution.
o    A branch and product profitability model.                     Budgeting
o    A market performance grid and branch improvement grid         Segment Planning
     model.                                                        Strategic and Business Planning
o    A criteria based market feasibility model.
                                                                 Valuation
Using systems such as these, FinPro provides
state-of-the-art end products in all of its product and            Bank Appraisals and Fairness Opinions
service areas.                                                     Bank Valuations and Franchise Value Enhancement

------------------------------------------------------------- ----------------------------------------------------------
                     [LOGO] FINPRO                                    P.O. Box 323 o Liberty Corner o NJ o 07938
                                                                                 Phone: 908 / 604-9336
                                                                                  Fax: 908 / 604-5951
                                                                              e-mail: finpro@finpronj.com
                                                                                 Website: finpronj.com
------------------------------------------------------------- ----------------------------------------------------------

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
------------------------------------------------------------------------------------------------------------------------

                                                       EXHIBIT 1

                                                    ABOUT THE FIRM

------------------------------------------------------------------------------------------------------------------------

Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry.

Mr. Musso has a broad background in capital markets,
bank valuations, enhancing franchise value, corporate
finance, mergers and acquisitions, asset/liability
management, strategic planning, market feasibility and                          [PICTURE OMITTED]
differentiation, branch acquisition and sales, branch
profitability, financial modeling and analysis, balance
sheet restructuring, product and segment profitability,
business development and project management. Besides his
consulting experience, he has solid industry experience,        Donald J. Musso
having worked for two multi billion asset, east coast
financial institutions.                                         President

Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States
Attorney's Office.

He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities. Mr. Musso is also on the faculty of Stonier
Graduate School of Banking, teaching Strategic Planning and Mergers and Acquisitions.

Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor
Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells.
Donald began his career with Goldome Savings Bank.

Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickinson
University.

------------------------------------------------------------- ----------------------------------------------------------
                     [LOGO] FINPRO                                    P.O. Box 323 o Liberty Corner o NJ o 07938
                                                                                 Phone: 908 / 604-9336
                                                                                  Fax: 908 / 604-5951
                                                                              e-mail: finpro@finpronj.com
                                                                                 Website: finpronj.com
------------------------------------------------------------- ----------------------------------------------------------
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